CANADIAN PACIFIC

CANADIAN PACIFIC RAILWAY COMPA NY

- and -

COMPUTERSHARE TRUST COMPANY OF CANADA

TRUST INDENTURE

May 23, 2008

ARTICLE 5	REDEMPTION AND PURCHASE OF DEBENTURES	23
5.1	General	23
5.2	Partial Redemption of Debentures	23
5.3	Notice of Redemption	24
5.4	Debentures Due on Redemption Dates	24
5.5	Deposit of Redemption Amount	25
5.6	Failure to Surrender Debentures Called for Redemption	25
5.7	Purchase of Debentures	25
5.8	Cancellation of Debentures	26

ARTICLE 6	COVENANTS OF THE CORPORATION	26
6.1	General Covenants	26
6.2	Negative Pledge	26
6.3	Annual Certificate of Compliance	26
6.4	Trustee's' Remuneration and Expenses	27
6.5	Not to Accumulate Interest	27
6.6	Performance of Covenants by Trustee	27

ARTICLE 7	DEFAULT AND ENFORCEMENT	28
7.1	Events of Default	28
7.2	Notice of Event of Default.	29
7.3	Acceleration	29
7.4	Waiver of Event of Default	30
7.5	Enforcement by the Trustee	30
7.6	Suits by Debentureholders	31
7.7	Application of Money	32
7.8	Distribution of Proceeds	33
7.9	Remedies Cumulative	33
7.10	Judgment Against the Corporation	33
7.11	Immunity of Shareholders; Directors and Officers	33

ARTICLE 8	CANCELLATION, DISCHARGE AND DEFEASANCE	34
8.1	Cancellation and Destruction	34
8.2	Non-Presentation of Debentures	34
8.3	Repayment of Unclaimed Money	34
8.4	Discharge	35
8.5	Defeasance	35

ARTICLE 9	CONSOLIDATION, MERGER, AMALGAMATION, SALE OR TRANSFER	37
9.1	Consolidation, Merger, Amalgamation or Succession to Business	37
9.2	Successor to Possess Powers of the Corporation	38

ARTICLE 10	MEETINGS OF DEBENTUREHOLDERS	38
10.1	Right to Convene Meeting	38
10.2	Notices of Meetings	38
10.3	Chairman	38
10.4	Quorum	39

10.5	Power to Adjourn	39
10.6	Show of Hands	39
10.7	Poll	39
10.8	Voting	39
10.9	Regulations	40
10.1	Corporation and Trustee May Be Represented	40
10.11	Powers Exercisable by Extraordinary Resolution	40
10.12	Meaning of Ordinary Resolution	42
10.13	Meaning of Extraordinary Resolution	43
10.14	Powers Cumulative	43
10.15	Minutes	44
10.16	Instruments in Writing	44
10.17	Binding Effect of Resolutions	44
10.18	Serial Meetings	44

ARTICLE 11	NOTICES	45
11.1	Notice to the Corporation	45
11.2	Notice to Debentureholders	46
11.3	Notice to the Trustee	46
11.4	When Publication Not Required	47
11.5	Waiver of Notice	47

ARTICLE 12	CONCERNING THE TRUSTEE	47
12.1	Certain Duties and Responsibilities of Trustee	47
12.2	No Conflict of Interest	48
12.3	Conditions Precedent to Trustee's Obligation to Act	48
12.4	Replacement of Trustee	48
12.5	Trustee May Deal in Debentures	50
12.6	No Person Dealing with Trustee Need Inquire	50
12.7	Investment of Money Held by Trustee	50
12.8	Trustee Not Required to Give Security	50
12.9	Trustee Not Required to Possess Debentures	51
12.1	Certain Rights of Trustee	51
12.11	Merger, Conversion, Consolidation or Succession to Business	51
12.12	Action by Trustee to Protect Interests	52
12.13	Protection of Trustee	52
12.14	Authority to Carry on Business	52
12.15	Trustee Not Liable in Respect of Depositary	53
12.16	Trustee Appointed Attorney	53
12.17	Acceptance of Trusts	53
12.18	Corporate Trustee Required; Eligibility; Conflicting Interests	53
12.19	Third Party Interests	54
12.20	Anti-Money Laundering Legislation	54
12.21	Privacy Law	54

ARTICLE 13	SUPPLEMENTAL INDENTURES	55
13.1	Supplemental Indentures	55
13.2	Effect of Supplemental Indentures	55

A RTICLE 14	EVIDENCE OF RIGHTS OF DEBENTU REHOLDERS	56
14.1	Evidence of Rights of Debentureholders	56

ARTICLE 15	EXECUTION AND FORMAL DATE	56
15.1	Counterpart Execution	56
15.2	Formal Date	56

TRUST INDENTURE

This trust indenture is made as of May 23, 2008,

BETWEEN

CANADIAN PACIFIC RAILWAY COMPANY, a corporation
incorporated under the laws of Canada (the "Corporation")

- and -

COMPUTERSHARE TRUST COMPANY OF CANADA, a
trust company incorporated under the laws of Canada and having an office in Calgary, Alberta (the "Trustee")

W HEREAS the Corporation wishes to create and issue Debentures in the manner provided in this Indenture;

NOW THEREFORE THIS TR UST INDENTURE WITNESSES and it is hereby covenanted, agreed and declared as follows:

ARTICLE 1 INTERPRETATION
1.1    Definitions

In this Indenture and in the Debentures, unless there is something in the subject matter or context inconsistent therewith, the following expressions shall have the respective meanings indicated:

"Affiliate" means, with respect to any Person, any other Person which, directly or indirect l y through one or more Persons, Controls, is Controlled by, or is under com mon Control with, such Person.

"Book Entry Only Debentures" means Debentures of a Series which, in accordance with the terms applicable to such Series, are to be held only by or on behalf of the Depositary.

"Borrowed Money" means Indebtedness in respect of moneys borrowed (including interest and other charges in respect thereof) and. moneys raised by the issue of notes, bonds, debentures or other evidences of moneys borrowed.

"Business Day" when used with respect to any place of payment or any other particular location referred to in this Indenture or in the Debentures, means, unless otherwise specified with respect to any Debentures pursuant to Section 2.2, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that place of payment or any other particular location referred to in this Indenture or in the Debentures are authorized or obligated by law or executive order to close.

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"Capital Lease Obligation” means the obligation of a Person, as lessee, to pay rent or other amounts to the lessor under a lease of real or personal property which is required to be classified and accounted for as a capital lease on a consolidated balance sheet of such Person in accordance with GAAP.

"CDS" means CDS Clearing and Depository Services Inc. and its successors.

"Certificate of the Corporation", "Order of the Corporation " and "Request of the Corporation " mean, respectively, a written certificate, order and request signed in the name of the Corporation by any two Officers of the Corporation.

"Certified Resolution” means a copy of a resolution certified by an Officer of the Corporation to have been duly passed by the Directors and to be in full force and effect on the date of such certification.

"Consolidated Net Tangible Assets" means the total amount of assets determined on a consolidated basis after deducting therefrom:

(i)
all current liabilities (excluding any Indebtedness classified as a current liability and any current liabilities which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed);

(ii)	all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles; and

(iii)	appropriate adjustments on account of minority interests of other Persons holding stock of the Corporation's Subsidiaries,

all as set forth on the most recent consolidated balance sheet of the Corporation and computed in accordance with GAAP.

"Control", "Controlled " and similar expressions mean a relationship between two Persons wherein one of such Persons has the power, through the ownership of Securities, by contract or otherwise, to direct the management and policies of the other of such Persons, and includes, i n the case of a corporation, the ownership, either directly or indirectly through one or more Persons, of Securities of such corporation carrying more than 50% of the votes that may be cast to elect the directors of such corporation either under all circumstances or under some circumstances that have occurred and are continuing, other than Securities held as collateral for a bona fide debt, provided that such votes, if exercised, are sufficient to elect a majority of the directors of such corporation.

"Corporate Trust Office" means the corporate trust office of the Trustee at which, at any particular time, its corporate trust business relative to this Indenture shall be administered, which office, at the date hereof, is located at Suite 600, 530 - 8th Avenue S.W., Calgary, Alberta T2P 3S8.

"Corporation” means Canadian Pacific Railway Company and its successors and assigns.

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"Counsel" means a barrister or solicitor or firm of barristers and solicitors (who m ay be counsel for the Corporation) retained by the Trustee or retained by the Corporation and acceptable to the Trustee, acting reasonably.

"Debentureholders" or "holders" means, at a particular time, the Persons entered m the Registers as holders of outstanding Debentures at such time.

"Debentureholders Request" means, in respect of a particular Series, an instrument signed in one or more counterparts by Debentureholders holding not less than 25% of the aggregate principal amount of the outstanding Debentures of such Series or, in respect of all Debentures, an instrument signed in one or more counterparts by Debentureholders holding not less than 25% of the aggregate principal amount of all outstanding Debentures, in each case requesting or directing the. Trustee to take or refrain from taking the action or proceeding specified therein.

"Debentures" means unsecured debentures or notes of the Corporation issued pursuant to this Indenture, including without limitation medium term notes issued by the Corporation pursuant to the prospectus of the Corporation dated June 1, 2007, as amended, supplemented or renewed from time to time.

"Debt Account" means an account or accounts established by the Corporation (and maintained by and subject to the control of the Trustee) for a Series pursuant to and in accordance with this Indenture.

"Depositary" means CDS or such other Person as is designated in writing by the Corporation to act as depositary in respect of a Series of Book Entry Only Debentures.

"Directors" means the directors of the Corporation or, whenever duly empowered by a resolution of the directors of the Corporation, a committee of the directors of the Corpora t ion, and reference to action by the Directors means action by the directors of the Corporation or action by any such committee.

"Event of Default" has the meaning ascribed to such term in Section 7.1.

"Extraordinary Resolution" has the meaning ascribed to such term in Section 10.1 3.

"GAAP" means generally accepted accounting principles which are in effect from time to time in Canada or, if the Corporation hereafter determines to prepare its consolidated financial statements in accordance with generally accepted accounting principles which are in effect from time to time in the United States, such principles.

"Global Debenture" means a Debenture representing the aggregate principal amount of a Series of Book Entry Only Debentures.

"Indebtedness" means and includes all items of indebtedness which, in accordance with GAA P, would be included in determining total liabilities as shown on the liability side of a balance sheet as at the date as of which Indebtedness is to be determined, but in any event including, without limitation, (1) obligations in respect of indebtedness for Borrowed Money secured by any Security Interest existing on property owned subject to such Security Interest, whether or not the

2tim46\/ / ::;no. 1·4

obligations secured· thereby shall have been assumed, and (2) guarantees and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire or service, indebtedness of any other Person.

"Indenture" has the meaning attributed thereto in Section 1 .4.

"Interest Payment Date" means, for each Series of interest-bearing Debentures, a date on which interest is due and payable in accordance with the terms pertaining to such Series.

"Maturity Date" means, with respect to any Debenture, the date on which the principal of such Debenture or an instalment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, notice of option to elect repayment or otherwise.

"Moody's" means Moody's Investors Service, Inc., or any successor thereto.

"Officer", when used with respect to the Corporation, means the Chairman of the Board, the President, any Vice President, any Treasurer, any Assistant Treasurer, the Comptroller, any Assistant Comptroller, the Secretary or any Assistant Secretary of the Corporation.

"Officer's Certificate" means a certificate of the Corporation signed by any one authorized Officer in his or her capacity as an officer of the Corporation and not in his or her persona l capacity.

"Opinion of Counsel" means a written opinion of Counsel.

"Ordinary Resolution" has the meaning ascribed to such term in Section 10.12.

"Original Issue Discount Debenture" means a Debenture which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to this Indenture.

"Paying Agent" means a Person authorized by the Corporation to pay the principal, Premium , if any, or interest, if any, payable in respect of any Debentures on behalf of the Corporation, and may include the Corporation and the Trustee.

"Permitted Encumbrances" means any of the following:

(i)
any Security Interest existing as of the date of the first issuance by the Corporation of the Debentures issued pursuant to this Indenture, or arising thereafter pursuant to contractual commitments entered into prior to such issuance including, without l imitation, any outstanding Perpetua l 4(% Consolidated Debenture Stock of the Corporation, whether issued , pledged or vested in trust;

(ii)	any Security Interest in favour of the Corporation or any of its wholly owned Subsidiaries;

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(iii)
any Security Interest existing on the property of any Person at the time such Person becomes a Subsidiary, or arising thereafter pursuant to contractual commitments entered into prior to and not in contemplation of such Person becoming a Subsidiary;

(iv)
any Security Interest on property of a Person which Security Interest exists at the time such Person is merged into, or amalgamated or consolidated with, the Corporation or a Subsidiary, or such property is otherwise acquired by the Corporation or a Subsidiary, provided that such Security Interest does not extend to property owned by the Corporation or such Subsidiary immediately prior to such merger, amalgamation, consolidation or acquisition;

(v)
any Security Interest already existing on property acquired (including by way of lease) by the Corporation or any of its Subsidiaries at the time of such acquisition or arising thereafter pursuant to contractual commitments entered into prior to and not in contemplation of such acquisition;

(vi)
any Security Interest securing any Indebted ness incurred in the ordinary course of business and for the purpose of carrying on the same, repayable on demand or maturing within 12 months of the date when such Indebtedness is incurred or the date of any renewal or extension thereof;

(vii)
any Security Interest in respect of (a) liens for taxes and assessments not at the time overdue or any liens securing workmen's compensation assessments, unemployment insurance or other social security obligations: provided, however, that if any such liens, duties or assessments are then overdue, the Corporation or the Subsidiary, as the case may be, shall be prosecuting an appeal or proceedings for review with respect to which it shall be entitled to or shall have secured a stay i n the enforcement of any such obligations, (b) any lien for specified taxes and assessments which are overdue but the validity of which is being contested at the time by the Corporation or the Subsidiary, as the case may be, in good faith or payment of which has been provided for by creation of a reserve in an amount in cash sufficient to ·pay the same in full, (c) any liens or rights of distress reserved in or exercisable under any lease for rent and for compliance with the terms of such lease, (d) any obligations or duties, affecting the property of the Corporation or that of a Subsidiary to any municipality or governmental, statutory or public authority, with respect to any franchise, grant, license or perm it and any defects in title to structures or other facilities arising from the fact that such structures or facilities are constructed or installed on lands held by the Corporation or the Subsidiary under government permits, leases, licenses or other grants, (e) any deposits or liens in connection with contracts, bids, tenders or expropriation proceedings, surety or appeal bonds, costs of litigation when required by law, public and statutory obligations and liens or claims incidental to current construction or operations including but not limited

2Ci0346\J I:5 7I 0.1./

to builders', mechanics', laborers', material men's, warehousemen's, carriers' and other similar liens, (f) the right reserved to or vested in any municipality or governmental or other public authority by any statutory provision or by the terms of any lease, license, franchise, grant or permit to terminate any such lease, license, franchise, grant or permit or to require annual or other periodic payments as a condition to the continuance thereof, (g) any Security Interest the validity of which is being contested at the time by the Corporation or a Subsidiary in good faith or payment of which has been provided for by creation of a reserve in an amount in cash sufficient to pay the same in full, (h) any easements, rights-of-way and servitudes (including, without in any way limiting the generality of the foregoing, easements, rights-of-way and servitudes for railways, sewers, dykes, drains, gas and water mains or electric light and power or telephone conduits, poles, wires and cables) and minor defects, or irregularities of title that, in the opinion of the Corporation, will not in the aggregate materially and adversely impair the use or value of the land concerned for the purpose for which it is held by the Corporation or the Subsidiary, as the case may be, (i) any security to a public utility or any municipality or governmental or other public authority when required by such utility or other authority in connection ·with the operations of the Corporation or the Subsidiary, as the case may be, (j ) any liens and privileges arising out of judgments or awards with respect to which the Corporation or the Subsidiary shall be prosecuting an appeal or proceedings for review and with respect to which it shall be entitled to or shall have secured a stay of execution pending such appeal or proceedings for review and (k) reservations, limitations, provisos and conditions, if any expressed in or affecting any grant of real or immoveable property or any interest therein;

(viii)	any Security Interest in respect of any Purchase Money Obligation;

(ix)
any extension, renewal, alteration or replacement (or successive extensions, renewals, alterations or replacements) in whole or in part, of any Security Interest referred to in the foregoing clauses (i) through (viii ) inclusive, provided that the principal amount of the Indebted ness secured thereby on the date of such extension, renewal, alteration or replacement is not increased and the Security Interest is limited to the property or other assets which secured the Security Interest so extended, renewed , altered or replaced (plus improvements on such property or other assets or the proceeds thereof); and

(x)
any Security Interest that would otherwise be prohibited (including any extensions, renewals, alterations or replacements thereof) provided that the aggregate Indebted ness outstanding and secured under this clause (x) does not (calculated at the time of the granting of the Security Interest) exceed an amount equal to 10% of Consolidated Net Tangible Assets.

260346\/ I :;.HUI. 14

"Person" means any individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

"Premium" means, with respect to any Debenture at a particular time, the excess, if any, of the then applicable Redemption Price of such Debenture over the outstanding principal amount of such Debenture.

"Prime Rate" means the rate of interest expressed as a rate per annum which the Corporation's principal Canadian bank designates as its prime rate and which establishes from time to time the reference rate of interest such bank will use to determine the rate of interest it will charge for demand loans in Canadian dollars made in Canada, as such rate may be adjusted from time to time.

"Purchase Money Obligation" means any monetary obligation (including a Capita l Lease Obligation) created, assumed or incurred prior to, at the time of, or within 1 80 days after the acquisition (including by way of lease), construction or improvement of any real or tangible personal property, for the purpose of financing all or any part of the purchase price or l ease payments in respect thereof, provided that the principal amount of such obligation may not exceed the unpaid portion of the purchase price or lease payments, as applicable, and further provided that any security given in respect of such obligation shall not extend to any property other than the property acquired in connection with which such obligation was created or assumed and fixed improvements, if any, thereto or erected or constructed thereon and the proceeds thereof.

"Railroad Subsidiary" means a Subsidiary whose principal assets are Railway Properties.

"Railway Properties" means all main and branch lines of railway located in Canada or the United States, including all real property used as the right of way for such lines.

"Redemption Date" has the meaning ascribed to such term in Section 5.3.

"Redemption Price" means, in respect of a Debenture, the amount, excluding interest. payable on the Redemption Date fixed for such Debenture.

"Redemption Price Calculation Date" means the date on which the Redemption Price is to be calculated for Debentures that do not have a fixed Redemption Price, which date shall be the third Business Day prior to the Redemption Date.

"Register" means a register for the registration of Debentures which the Trustee or a Registrar is required or permitted to maintain pursuant to Section 3.1 .

"Registrar" means the Trustee or a Person other than the Trustee designated by the Corporation to keep a Register.

"S&P" means Standard & Poor's, a Division of The McGraw-Hill Companies, Inc. or any successor thereto.

60346\/ 125710. ,.4

"Securities" means any stock, shares, units, instalment receipts, voting trust certificates, bonds, debentures, notes, other evidences of indebtedness, or other documents or instruments commonly known as securities or any certificates of interest, shares or participation in temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe for, purchase or acquire any of the foregoing.

"Security Interest" means any security by way of an assignment, mortgage, charge, pledge, lien, encumbrance, title retention agreement or other security interest whatsoever, howsoever created or arising, whether absolute or contingent, fixed or floating, perfected or not, but not including any security interest in respect of a lease which is not a Capital Lease Obligation or any encumbrance that may be deemed to arise solely as a result of entering into an agreement not in violation of the terms of this Indenture to sell or otherwise transfer assets or property.

"Series" means a series of Debentures which, unless otherwise specified in a Supplemental Indenture or a Term s Schedule, consists of those Debentures which have identical terms and were or are to be issued at the same time, regardless of whether such Debentures are designated as a series.

"Shareholders' Equity" means, with respect to any Person, at any date, the aggregate of the dollar amount of the outstanding share capital, the amount, without duplication, of any surplus, whether contributed or capital, and retained earnings, subject to any currency translation adjustment, all as set forth in such Person's most recent annual consolidated balance sheet prepared in accordance with GAAP .

"Stated Maturity" means the date specified, with respect to a Debenture or any instalment of principal thereof or interest thereon, as the fixed date on which the principal of such Debenture or such instalment of principal or interest is due and payable.

"Subsidiary" means any Person of which there are owned, directly or indirectly, by or for the Corporation or by or for any Person in like relation to the Corporation, Voting Shares or other interests which, in the aggregate, entitle the holders thereof to cast more than 50% of the votes which may be cast by the holders of all outstanding Voting Shares of such first mentioned Person for the election of its directors or, in the case of any Person which is not a corporation, Persons having similar powers or (if there are no such Persons) entitle the holders thereof to more than 50% of the income or capita l interests (however called) thereon and includes any corporation in like relation to a Subsidiary.

"Successor" has the meaning ascribed to such term in Section 9.1 .

"Supplemental Indenture" means an indenture supplemental to this Indenture pursuant to which, among other things, Debentures may be authorized for issue or the provisions of this Indenture may be amended.

"Terms Schedule" has the meaning ascribed to such term in Section 4.1 (b).

"Trustee" means Computershare Trust Company of Canada or its successor or successors or its replacement or replacements pursuant to Section 12.4 for the time being as trustee hereunder.
"Voting Shares" means shares of capital stock of any class of a corporation and other interests of any other Persons having under all circumstances the right to vote for the election of the directors of such corporation or, in the case of any Person which is not a corporation, Persons having similar powers or (if there are no such Persons) income or capital interests (however called), provided that, for the purpose of this definition, shares or other interests which only carry the right to vote conditional l y on the happening of an event shall not be considered Voting Shares whet her or not such event shall have happened.

1.2	Meaning of "outstanding" for Certain Purposes

Every Debenture certified and delivered by the Trustee hereunder shall be deemed to be outstanding until it is cancelled or delivered to the Trustee for cancellation or money or securities for the payment thereof has been set aside pursuant to Article 8, provided that:

(a)
if a new Debenture has been issued in substitution for a Debenture that has been mutilated, lost, stolen or destroyed, only one of such Debentures shall be counted for the purpose of determining the aggregate principal amount of Debentures outstanding;

(b)
Debentures that have been partially redeemed, purchased or converted shall be deemed to be outstanding only to the extent of the unredeemed, unpurchased or unconverted part of the principal amount thereof and further provided that in determining the outstanding principal amount of an Original Issue Discount Debenture, the amount deemed to be outstanding for such purpose shall be equal to the amount of principal thereof that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the maturity thereof pursuant to Section 7.3; and

(c)
for the purpose of any provision of this Indenture entitling holders of outstanding Debentures to vote, sign consents, requisitions or other instruments or take an y other action under this Indenture or to constitute a quorum at any meeting of Debentureholders, Debentures beneficially owned directly or indirectly by the Corporation or any Affiliate of the Corporation shall be disregarded; provided that

(i)
for the purpose of determining whether the Trustee shall be protected in relying on any such vote, consent, requisition or other instrument or action or on the Debentureholders present or represented at any meeting of Debentureholders constituting a quorum, only the Debentures which the Trustee knows are so owned shall be so disregarded; and

(ii)
Debentures so owned that have been pledged in good faith other than to the Corporation or an Affiliate of the Corporation shall not be disregarded if the pledgee shall establish to the satisfaction of the Trustee, acting reasonably, the pledgee's right to vote, sign consents, requisitions or other instruments or take such other actions free from the control of the Corporation or any Affiliate of the Corporation;

provided, however, that in determining whether the Debentureholders of the requisite principal amount of the outstanding Debentures have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Debentureholders for quorum purposes, the principal amount of an Original Issue Discount Debenture that may be counted in making such determination or calculation and that shall be deemed to 'be outstanding for such purpose shall be equal to the amount of principal thereof that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the maturity thereof pursuant to Section 7.3.

1.3	Interpretation Not Affected by Head ings

The division of this Indenture into Articles, Sections and clauses, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

1.4	Extended Meanings

In this Indenture, unless otherwise expressly provided herein or unless the context otherwise requires, words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; references to "Indenture", "this Indenture", "hereto", "herein", "hereof ', "hereby", "hereunder" and similar expressions refer to this trust indenture, and not to any particular Article, Section, clause or other portion hereof, and include all Schedules and amendments hereto, modifications or restatements hereof, and any and every Supplemental Indenture and Terms Schedule; and the expressions "Article", "Section", "clause" and "Schedule" followed by a number, letter or combination of numbers and letters refer to the specified Article, Section or clause of or Schedule to this Indenture.

1.5	Day Not a Business Day

Except as otherwise provided herein, if any day on which an amount is to be determined or an action is to be taken hereunder at a particular location is not a Business Day, then such amount shall be determined or such action shall be taken at or before the requisite time on the next succeeding day that is a Busi1iess Day at such location.

1.6	Currency

Except as otherwise provided herein, all references m this Indenture to "Canadian dollars", "dollars" and "$" are to lawful money of Canada.

1.7	Other Currencies

For the purpose of making any computation under this Inde1iture, any currency other than Canadian dollars shall be converted into Canadian dollars at the Bank of Canada noon rate of exchange on the date on which such computation is to be made.

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1.8	Statutes

Each reference in this Indenture to a statute is deemed to be a reference to such statute as amended, re-enacted or replaced from time to time.

1.9	Invalidity of Provisions

Each provision in this Indenture or in a Debenture is distinct and severable and a declaration of invalidity or unenforceability of any such provision by a court of competent jurisdiction will not affect the validity or enforceability of any other provision hereof or thereof.

1.10	Applicable Law

This Indenture and the Debentures shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable in the Province of Alberta and shall be treated in al l respects as Alberta contracts.

ARTICLE 2 THE DEBENTURES

2.1	No Fixed Limitation

The aggregate principal amount of Debentures which may be issued under this Indenture is unlimited, but Debentures may be issued hereunder only upon the terms and subject to the conditions herein provided.

2.2	Issuance in Series

The Debentures may be issued in one or more Series. The Debentures of each Series shall be designated in such manner, shall bear such date or dates and mature on such date or dates, shall bear interest, if any, at such rate or rates accruing from and payable on such date or dates, may be issued at such times and in such denominations, may be redeem able before maturity in such manner and subject to payment of such Premium or without Premium, may be payable as to principal, interest and Premium at such place or places and in such currency or currencies, may be payable as to principal, interest and Premium in Securities of the Corporation or any other Person, may provide for such mandatory redemption, sinking fund or other analogous repayment obligations, may contain such provisions for the exchange or transfer of Debentures of different denominations and forms, may have attached thereto or issued therewith Securities entitling the holders to subscribe for, purchase or acquire Securities of the Corporation or any other Person upon such terms, may give the holders thereof the right to convert Debentures into Securities of the Corporation or any other Person upon such terms, may be defeasible at the option of the Corporation, and may contain such other provisions, not inconsistent with the provisions of this Indenture, as may be determined by the Corporation at or prior to the time of issue of the Debentures of such Series and set forth in a Terms Schedule or, to such extent as the Corporation deems appropriate, in a Supplemental Indenture pertaining to the Debentures of such Series. At the option of the Corporation, the maxi m um principal amount of Debentures of any Series may be limited, such limitation to be expressed in the Terms

260346\// 1571ti. ,.4

Schedule or Supplemental Indenture providing for the issuance of the Debentures of such Series, and any such limitation may be increased at any time by the Corporation.

2.3	Form of Debentures

The Debentures of any Series may be of different denominations and forms and m ay contain such variations of tenor and effect, not inconsistent with the provisions of this Indenture, as are incidental to such differences of denomination and form, including variations in the provisions for the exchange of Debentures of different denominations or forms and in the provisions for the registration or transfer of Debentures, and any Series of Debentures may consist of Debentures having different dates of issue, different dates of maturity, different rates of interest, different redemption prices, different sinking fund provisions, and partly of Debentures carrying the benefit of a sinking fund and partly of Debentures with no sinking fund provided therefor.

Subject to the foregoing provisions and subject to any limitation as to the maximum principal amount of Debentures of any particular Series, any Debenture may be issued as part of any Series of Debentures previously issued.

Al l Debentures and the registration panel and certificate of the Trustee endorsed thereon may be in the forms set out in Schedule A or in such other form or forms (which may include legends) as the Corporation shall determine prior to the time of issue thereof and as shall be approved by the Trustee, whose approval shall be conclusively evidenced by its certification thereof.

The Debentures of any Series may be engraved, lithographed, printed, mimeographed or typewritten, or partly in one form and partly in another, as the Corporation may determine, provided that if the Debentures of any Series are issued in mimeographed or typewritten form , the Corporation, on the demand of any registered holder thereof, shall make available within a reasonable time after such demand, without expense to such holder, engraved, lithographed or printed Debentures in exchange therefor.

2.4	Debentures to Rank Equally

The Debentures will be direct unsecured obligations of the Corporation. The Debentures of each Series will rank equally and pari passu with each other and with the Debentures of every other Series (regard less of their actual dates or terms of issue) and, subject to statutory preferred exceptions, will rank pari passu with all other unsecured and unsubordinated Indebtedness of the Corporation from time to time outstanding, except as to sinking fund provisions applicable to different Series of Debentures and other similar types of obligations of the Corporation.

2.5	Book Entry Only Debentures

Except as otherwise provided in a Terms Schedule or Supplemental Indenture applicable to a Series of Debentures, each Series of Debentures shall be issued as Book Entry On l y Debentures represented by a Global Debenture registered in the name of the Depositary or its nominee.

:!603-t6\/ I :J7 / /J.1•4

Beneficial owners of interests in Book Entry Only Debentures will have no right to receive definitive Debentures until such time, if any, as:

(a)
the Depositary notifies the Corporation that it is unwilling or unable to continue to act as depositary in connection with such Debentures and the Corporation is unable to locate a qualified successor;

(b)	the Depositary ceases to be a clearing agency or otherwise ceases to be eligible to be a depositary and the Corporation is unable to locate a qualified successor;

(c)	the Corporation determines that such Debentures shall no longer be held as Book Entry Only Debentures; or

(d)
an Event of Default has occurred and is continuing with respect to the Debentures of the series issued as a Global Debenture which has not been waived and is continuing and participants in the Depository acting on behalf of beneficial owners of the Debentures representing in aggregate more than 25% of the aggregate principal amount of the Debentures or any particular series thereof then outstanding advise the Depository in writing that the continuation of a book based system through the Depository is no longer in their interest, following which Debentures in fully registered form shall be issued upon transfer of the Global Debenture representing such Book Entry Only Debentures in accordance with Article 3.

2.6	Signatures on Debentures

All Debentures shall be signed (either manually or by facsimile signature) by any two Officers of the Corporation. A facsimile signature on any Debenture shall for all purposes of this Indenture be deemed to be the signature of the individual whose signature it purports to be and to have been signed at the time such facsimile signature was reproduced, and each Debenture so signed shall be valid and binding upon the Corporation notwithstanding that any individual whose signature (either manual or facsimile) appears on a Debenture is not at the date of this Indenture or at the date of the Debenture or at the date of the certification and delivery thereof an Officer of the Corporation.

2.7    Certification

No Debenture shall be issued or, if issued, shall be obligatory or entitle the holder thereof to the benefit hereof until it has been certified by or on behalf of the Trustee substantially in the form set out in Schedule A or in a Terms Schedule or Supplemental Indenture or in some other form acceptable to the Trustee. Such certificate on any Debenture shall be conclusive evidence that such Debenture has been duly issued hereunder and is a valid obligation of the Corporation.

The certificate of the Trustee signed on any Debenture shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of such Debenture or its issuance. The certificate of the Trustee signed on any Debenture shall, however, be a representation and warranty by the Trustee that such Debenture has been duly certified by or on behalf of the Trustee pursuant to the provisions of this Indenture.

260346\/ / :P/11.14

2.8	Concerning Interest

Except as otherwise provided in a Terms Schedule or Supplemental Indenture applicable to a Series of Debentures:

(a)	every Debenture of a Series, whether issued original l y or in exchange or in substitution for previously issued Debentures, shall bear interest from and including the later of:

(i)	its date of issue; and

(ii)	the last Interest Payment Date to which interest shall have been pa id or made available for payment on the outstanding Debentures of the same Series;

(b)	interest shall be payable semi-annually in equal instalments;

(c)	interest payable for any period of less than six months shall be computed on the basis of a year of 365 days; and

(d)
whenever interest is computed on the basis of a year (the "deemed year") which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing such product by the number of days in the deemed year.

Subject to accrual of any interest on unpaid interest from time to time, interest on each Debenture will cease to accrue from the earlier of the Maturity Date of such Debenture and, if such Debenture is called for redemption, the Redemption Date, unless, in each case, upon due presentation and surrender of such Debenture for payment on or after such Maturity Date or Redemption Date, as the case may be, such payment is improperly withheld or refused by the Corporation.

Wherever in this Indenture or the Debentures there is mention, in any context, of the payment of interest, such mention is deemed to include the payment of interest on amounts in default to the extent that, in such context, such interest is, was or would be payable pursuant to this Indenture or the Debentures, and express mention of interest on amounts in default in any of the provisions of this Indenture will not be construed as excluding such interest in those provisions of this Indenture in which such express mention is not made. Any such interest on amounts in default shall, unless otherwise set forth in a Terms Schedule or Supplemental Indenture for the applicable Series of Debentures, be calculated and payable at the same rate of interest payable on such Debentures prior to such default.

If the date for payment of any amount of principal, interest or Premium (if any) in respect of any Debenture is not a Business Day at the place of payment, then payment will be mad e on the next Business Day at such place and the holder of such Debenture will not be entitled to any further interest or other payment in respect of the delay.

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Except as otherwise provided in a Terms Schedule or Supplemental Indenture applicable to a Series of Debentures, the Corporation shall pay the interest due upon the principal amount of each interest-bearing Debenture (except interest payable on maturity or redemption of a Debenture which, at the option of the Corporation, may be paid only upon presentation of such Debenture for payment) by forwarding or causing to be forwarded by prepaid ordinary mail (or, in the event of mail service interruption, by such other means as the Trustee and the Corporation determine to be appropriate) a cheque for such interest (less any tax required by law to be deducted or withheld) payable to the holder of such Debenture for the time being at the address appearing on the Register at the close of business on the fifth Business Day prior to the applicable Interest Payment Date unless otherwise directed in writing by the holder or, in the case of registered joint holders, payable to all such joint holders and addressed to one of them at the last address appearing in the applicable Register and negotiable at par at each of the places at which interest upon such Debenture is payable. The forwarding of such cheque shall satisfy and discharge the liability for the interest on such Debenture to the extent of the sum represented thereby (plus the amount of any tax deducted or withheld) unless such cheque is not pa id on presentation a t any of the places at which such interest is payable. In the event of the non-receipt of such cheque by the applicable Debentureholder or the loss, theft or destruction thereof, the Corporation, upon being furnished with evidence of such non-receipt, loss, theft or destruction and indemnity reasonably satisfactory to it, shall issue or cause to be issued to such Debentureholder a replacement cheque for the amount of such cheque. Notwithstanding the foregoing, the Corporation, at its option, may and shall, if required by applicable law, cause· the amount payable in respect of interest to be paid to a Debentureholder by wire transfer to an account maintained by such Debentureholder or in any other manner acceptable to the Trustee.

If payment of interest is made by cheque, such cheque shall be forwarded a t least two Business Days prior to the applicable Interest Payment Date and, if payment is made in any other manner, such payment shall be made in a manner whereby the recipient receives credit for such payment on the applicable Interest Payment Date.

2.9    Payments of Amounts Due on Maturity

Except as otherwise provided in a Terms Schedule or Supplemental Indenture applicable to a Series of Debentures, the Corporation will establish and maintain with the Trustee a Debt Account for each Series of Debentures. Each such Debt Account shall be maintained by and be subject to the control of the Trustee for the purposes of this Indenture. Prior to 9:00 a.m., Calgary, Alberta time, on each Maturity Date for outstanding Debentures, the Corporation will deposit in the applicable Debt Account an amount sufficient to pay the amount payable in respect of such Debentures (less any taxes required by law to be deducted or withheld ) except in respect of Debentures the principal amount of which is payable in instalments, which instalments shall be paid in the same manner as interest is payable on such Debentures. The Trustee will use the funds deposited in a Debt Account to pay, to the holder of a Debenture entitled to receive payment, the principal amount of and Premium, if any, on the Debenture upon surrender of the Debenture at the Corporate Trust Office or at such other place or places as shall be designated for such purpose from time to time by the Corporation and the Trustee. The deposit of such amount to the applicable Debt Account will satisfy and discharge the liability of the Corporation for the Debentures to which the deposit relates to the extent of the amount deposited (plus the amount of any taxes deducted or withheld) and such Debentures, following such deposit, will not

2b0346\/ /:: 5 71fl.1'4

be considered outstanding to the extent of such deposit and the holders thereof will have no right with respect thereto other than to receive out of the amount so deposited the respective amounts to which the holders are entitled. Failure to make a deposit as required pursuant to this Section 2.9 shall constitute default in payment on the Debentures in respect of which the deposit was required to have been made.

2.10 Interim Debentures

Pending the preparation and delivery to the Trustee of definitive Debentures of any Series, the Corporation may execute in lieu thereof (but subject to the same provisions, conditions and limitations as herein set forth) and the Trustee m ay certify interim printed, mimeographed or typewritten Debentures, in such forms and in such denominations and with such appropriate omissions, insertions and variations as may be approved by the Trustee and any two Officers of the Corporation (whose certification or signature, either manual or facsimile, on any such interim Debentures shall be conclusive evidence of such approval ) entitling the holders thereof to receive definitive Debentures of such Series in any authorized denominations and forms when the same are prepared and ready for delivery, without expense to the holders, but the total amount of interim Debentures of any Series so issued shall not exceed the total amount of Debentures of such Series for the time being authorized. Forthwith after the issuance of any such interim Debentures, the Corporation shall cause to be prepared the appropriate definitive Debentures for delivery to the holders of such interim Debentures.

Any interim Debentures when duly issued shall, until exchanged for definitive Debentures, entitle the holders thereof to rank for all purposes as Debentureholders and otherwise in respect of this Indenture to the same extent and in the same m aimer as though such exchange had actually been made. When exchanged for definitive Debentures, such interim Debentures shall forthwith be cancelled by the Trustee.

2.1 1 Issue of Substitutional Debentures

If any Debenture issued and certified hereunder shall become mutilated or be lost, destroyed or stolen, the Corporation, in its sole discretion, may issue, and there upon the Trustee shall certify and deliver, a new Debenture of like date and tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated Debenture or in lieu of and in substitution for such lost, destroyed or stolen Debenture. The substituted Debenture shall be in a form approved by the Trustee and shall be entitled to the benefit hereof and rank equally in accordance with its terms with all other Debentures issued or to be issued hereunder. The applicant for a new Debenture shall bear the cost of the issue thereof and i n case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Corporation and to the Trustee such evidence of ownership and of the loss, destruction or theft of the Debenture so lost, destroyed or stolen as shall be satisfactory to the Corporation and to the Trustee in their discretion, and such applicant may also be required to furnish indemnity, in amount and form satisfactory to the Corporation and the Trustee in their discretion, and shall pa y the reasonable charges of the Corporation and the Trustee in connection therewith.

260346\/ /: _; 711/.14

2.12	Option of Holder as to Place of Payment

Except as herein otherwise provided, all amounts which at any time become payable on account of any Debenture or any interest or Premium thereon shall be payable at the option of the holder at any of the places at which the principal and interest in respect of such Debenture are payable.

2.13	Record of Payments

The Trustee shall maintain accounts and records evidencing each payment of principal of and Premium , if any, and interest, if any, on Debentures, which accounts and records shall constitute, in the absence of manifest error, prima facie evidence thereof.

None of the Corporation, the Trustee, any Registrar or any Paying A gent will be li able or responsible to any Person for any aspect of the records related to or payments made on account of beneficial interests i n any Global Debenture or for maintaining, reviewing or supervising an y records relating to such beneficial interests.

2.14	Payment Agreements for Debentures

Notwithstanding any provision in this Indenture or any Debenture to the contrary, the Corporation may enter into an agreement (whether in a Supplemental Indenture or otherwise) with the holder of a Debenture, or with the Person for whom such holder is acting as nominee, providing for the payment, without presentation or surrender of the Debenture or notation of payment thereon, to such holder of the principal of and Premium, if any, and interest, if any, on such Debenture and all other amounts payable hereunder at a place, and by wire transfer of funds or in such other manner, other than the places or the manner specified in this Indenture and in such Debenture as the places and the manner for such payment. The Corporation shall lodge a copy of any such agreement with the Trustee prior to the next Interest Payment Date of any Debentures to which such agreement relates. Any payment of the principal of and Premium, if any, and interest, if any, on any such Debenture and other amounts payable under this Indenture at such other place or in such other manner pursuant to such agreement shall, notwithstanding any other provision of this Indenture or the Debentures, be valid and binding on the Corporation, the Trustee, any Registrar, any Paying Agent, and all holders of Debentures.

2.15	Surrender for Cancellation

I f the final principal amount due upon any Debenture shall become payable before the Stated Maturity thereof, the Person presenting such Debenture for payment shall surrender the same for cancellation and the Corporation shall pay or cause to be paid the principal, Premium (if any) and interest accrued and unpaid thereon (computed on a per diem basis if the date fixed for payment is not an Interest Payment Date), and thereupon the provisions of Section 8.1 shall apply to such Debenture.

2.16	Right to Receive Indenture

Each Debentureholder is entitled to receive from the Corporation a copy of this Indenture on written request and upon payment of a reasonable copying charge.

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ARTICLE 3
REG ISTRATION, TRANSFER, EXCH ANG E AND OWNERSHIP OF DEBENTURES

3.1	Registers

The Corporation will cause to be kept at the Corporate Trust Office, or at such other place as shall be agreed in writing by the Corporation and the Trustee, a central register (the "Central Register") and may cause to be kept in such other place or places, by the Trustee or by such other Registrar or Registrars (if any) as the Corporation may designate, branch registers (each a "Register" and collectively with the Central Register the "Registers") in each of which will be entered the names and latest known addresses of holders of Debentures and the other particulars, as prescribed by law, of the Debentures held by each of them and of all transfers of such Debentures. Such registration will· be noted on such Debentures by the Trustee or other Registrar. Every Registrar (including the Trustee) from time to time shall, when requested to do so by the Corporation or by the Trustee, furnish the Corporation or the Trustee, as the case may be, with a list of the names and addresses of the holders of Debentures entered on the Register kept by such Registrar, showing the principal amount and serial numbers of such Debentures held by each holder.

The Registers refe1Ted to in this Section 3.1 shall at all reasonable times be open for inspection by the Corporation, the Trustee and any Debentureholder.

3.2	Transfer of Debentures

A registered holder of a Debenture may at any time and from time to time have such Debenture transferred at any of the places at which a Register is kept pursuant to the provisions of Section 3. 1 .

No transfer of a Debenture will be effective as against the Corporation unless:

(a)
such transfer is made on one of the appropriate Registers by the registered holder of the Debenture or the executor, administrator or other legal representative of, or any attorney for, the registered holder, duly appointed by an instrument in form and execution satisfactory to the Trustee or other Registrar, upon surrender to the Trustee or other Registrar of the Debenture;

(b)	such transfer is made in compliance with such requirements as the Trustee or other Registrar may prescribe; and

(c)	such transfer · has been duly noted on such Debenture by the Trustee or other Registrar.

3.3	Restrictions on Transfer of Global Debentures

Notwithstanding any other provision of this Indenture, a Global Debenture may not be transferred by the Depositary except in the following circumstances or as otherwise specified in a Terms Schedule or Supplemental Indenture relating to such Debenture:

- 18
260346\/ 125 71fl. ,.4

(a)
a Global Debenture may be transferred by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or to another nominee of the Depositary or by the Depositary or its nominee to a successor Depositary or its nominee;

(b)
a Global Debenture may be transferred at any time after the Depositary for such Global Debenture has notified the Corporation that it is unwilling or unable or no longer eligible to continue as Depositary for such Global Debenture;

(c)
a Global Debenture may be transferred at any time after the Corporation has determined, in its sole discretion, that the Book Entry Only Debentures represented by such Global Debenture shall no longer be held as Book Entry On l y Debentures; and

(d)
a Global Debenture may be transferred at any time after the Trustee has determined that an Event of Default has occurred and is continuing with respect to the Debentures of the Series issued in the form of a Global Debenture, provided that at the time of such transfer the Event of Default has not been waived m accordance with the provisions of this Indenture.

3.4	Transferee Entitled to Registration

•The transferee of a Debenture shall be entitled, after the appropriate form of transfer is lodged with the Trustee or other Registrar and upon compliance with all other conditions in that behalf required by this Indenture or by law, to be entered on a Register as the owner of such Debenture free from all equities or rights of setoff or counterclaim between the Corporation and the transferor or any previous holder of such Debenture, except in respect of equities of which the Corporation is required to take notice by statute or regulation or by order of a court of competent jurisdiction.

3.5	Closing of Registers

Except in the case of the Central Register, the Corporation shall have power at any time to close any Register. The Corporation will transfer the registration of any Debentures registered on a Register which the Corporation closes to another existing Register or to a new Register and thereafter such Debentures will be deemed to be registered on such existing or new Register, as the case may be. I f the Register in any place is closed and the records transferred to a Register in another place, notice of such change will be given to each Debentureholder registered in the Register so closed and the particulars of such change will be recorded in the Central Register.

Neither the Corporation nor the Trustee nor any Registrar shall be required to:

(a)	effect transfers or exchanges of Debentures of any Series on any Interest Payment Date for Debentures of that Series or during the 10 Business Days preceding such Interest Payment Date; or

60346\/ 1157/11. 1'4

(b)
effect transfers or exchanges of Debentures of any Series from the day of any selection by the Trustee of Debentures of that Series to be redeemed until the day on which notice of redemption is mailed pursuant to Section 5.3.

3.6	Exchange of Debentures

Subject to Section 3.5, Debentures in any authorized form or denomination may be exchanged upon reasonable notice for Debentures of like tenor and effect in any other authorized form or denomination, any such exchange to be for an equivalent aggregate principal amount of Debentures of the same Series, carrying the same rate of interest and having the same Maturity Date and the same redemption and sinking fund provisions, if any.

Debentures of any Series may be exchanged at the Corporate Trust Office or at such other place or places (if any) as may be specified in the Debentures of such Series or in the Terms Schedule or Supplemental Indenture providing for the issuance thereof, and at such other place or places (if any) as may from time to time be designated by the Corporation. Any Debentures tendered for exchange shall be surrendered to the Trustee. The Corporation shall execute and the Trustee shall certify al l Debentures necessary to carry out such exchanges. All Debentures surrendered for exchange shall be cancelled.

Debentures issued in exchange for Debentures which at the time of such issue have been selected or called for redemption at a later date shall be deemed to have been selected or called for redemption in the same manner and shall have noted thereon a statement to that effect, provided that:

(a)	Debentures which have been selected or called for redemption may not be exchanged for Debentures of larger denominations; and

(b)
if a Debenture that has been selected or called for redemption in part is presented for exchange into Debentures of smaller denominations, the Trustee shall designate, according to such ri1ethod as the Trustee shall deem equitable, particular Debentures of those issued in exchange, which shall be deemed to have been selected or called for redemption, in whole or in part, and the Trustee shall note thereon a statement to that effect.

3.7    Ownership and Entitlement to Payment

The Person in whose name a Debenture is registered shall be deemed to be the owner thereof for all purposes of this Indenture and payment of or on account of the principal of and Premium, if any, and interest, if any, on such Debenture shall be made only to or upon the order in writing of such Person, and each such payment shall be a good and sufficient discharge to the Corporation, the Trustee, any Registrar and any Paying Agent for the amount so paid.

If a Debenture is registered in the name of more than one Person, the principal, Premium, if any, and interest, if any, from time to time payable in respect thereof may be paid to the order of all such Persons, failing written instructions from them to the contrary, and each such payment shall be a good and sufficient discharge to the Corporation, the Trustee, any Registrar and any Paying Agent for the amount so paid.

60346\/ 1157/11. 1'4

Notwithstanding any other prov1s10n of this Indenture, all payments in respect of Debentures represented by a Global Debenture shall be made to the Depositary or its nominee for subsequent payment by the Depositary or its nominee to holders of interests in such Global Debenture.

The registered holder for the time being of a Debenture shall be entitled to the principal , Premium, if any, and interest, if any, evidenced by such Debenture, free from all equities or rights of setoff or counterclaim between the Corporation and the original or any intermediate holder thereof, and all Persons may act accordingly. The receipt by any such registered holder of any such principal, Premium, if any, or interest, if any, shall be a good and sufficient discharge to the Corporation, the Trustee, any Registrar and any Paying Agent for the amount so paid, and neither the Corporation nor the Trustee shall be bound to inquire into the tit le of any such registered holder.

3.8	Evidence of Ownership

The Corporation and the Trustee may treat the registered holder of a Debenture as the owner thereof without actual production of such Debenture for the purpose of any Debentureholders' Request, requisition, direction, consent, instrument or other document to be made, signed or given by the holder of such Debenture.

3.9	No Notice of Trusts

Neither the Corporation nor the Trustee nor any Registrar nor any Paying Agent shall be bound to take notice of or see to the performance or observance of any duty owed to a third Person (whether under a trust, express, implied, resulting or constructive, in respect of any Debenture or otherwise) by the owner or the registered holder of a Debenture or an y Person whom the Corporation or the Trustee treats, as permitted or required by law, as the owner or the registered holder of such Debenture, and the Corporation, the Trustee and any Registrar m ay transfer such Debenture on the direction of the Person so treated or registered as the holder thereof, whether named as trustee or otherwise, as though that Person was the beneficial owner of such Debenture.

3.10	Charges for Transfer and Exchange

For each Debenture exchanged or transferred, the Trustee or other Registrar, except as otherwise herein provided, may make a reasonable charge for its services and, in addition, may charge a reasonable sum for each new Debenture issued (such amounts to be agreed upon in writing by the Trustee and the Corporation from time to time), and payment of such charges and reimbursement of the Trustee or other Registrar for any stamp taxes or governmental or other charges required to be pa id shall be made by the party requesting such exchange or transfer as a condition precedent thereto.

Notwithstanding the foregoing, no charge (except a charge to reimburse the Trustee or other Registrar for any stamp taxes or governmental or other charges) shall be made to a holder of Debentures of any Series, but such reasonable charges of the Trustee or other Registrar shall be made to the Corporation instead:

260346\/ I :.ll / IJ.1'./

(a)	for any exchange or transfer of any Debenture applied for within a period of 45 days from the date of the first delivery of Debentures of such Series;

(b)	for any exchange after such period of Debentures in denominations in excess of
$1,000 for Debentures in lesser denominations, provided that the Debentures surrendered for exchange shall not have been issued as a result of any previous exchange other than an exchange pursuant to Section 3.1O(a);

(c)	for any exchange of any interim Debenture that has been issued pursuant to Section 2.1O; or

(d)	for any exchange of any Debenture resulting from a partial redemption pursuant to Section 5.2.

ARTICLE 4
ISSUE AND DELIVERY OF DEBENTURES

4.1	Issuance of Debentures

The Corporation may issue, and the Trustee shall certify and deliver to or to the order of the Corporation, Debentures issuable under this Indenture, but only upon receipt by the Trustee of the following:

(a)
an Officer's Certificate stating that no default exists in respect of any of the covenants, agreements or provisions of this Indenture or, if any such default exists, specifying the nature thereof and the action, if any, being taken by the Corporation to remedy such default; and

(b) an Order of the Corporation for the certification and delivery of such Debentures specifying the principal amount requested to be certified and delivered and having attached a schedule (a "Terms Schedule") specifying the date, principal amount, Maturity Date, interest rate, if any, Interest Payment Dates, if applicable, the amount of interest due on the first Interest Payment Date, if applicable, whet her redeem able and, if so, the manner of calculating the Redemption Price, place of delivery, and any other terms of such Debenture, for each Debenture requested to be certified and delivered or, at the option of the Corporation, a Supplemental Indent u re in form and terms approved by Counsel providing for the issue of such Debentures.

Upon the certification and delivery by the Trustee of Debentures in accordance with an Order of the Corporation, the Terms Schedule attached to such Order of the Corporation or Supplemental Indenture shall be deemed to be a Schedule to and form part of this Indenture.

4.2	No Debentures to be Issued During Default

No Debentures shall be certified and delivered hereunder, other than pursuant to Sections
2.1 1, 3.2, 3.6, 5.2 and 5.7, if at the time of such certification and delivery the Corporation, to the knowledge of the Trustee, is in default hereunder, provided that the Trustee may certify and

2D0346\/ J !5 7I fl. 1·.J

deliver Debentures notwithstanding such knowledge if the Trustee shall be satisfied that such default is not material, is curable and that the Corporation is taking appropriate action to remedy such default.

ARTICLE 5
REDEMPTION AND PURCHASE OF DEBENTURES

5.1	General

The Corporation, when not in default hereunder, shall have the right at its option to redeem, either in whole at any time or in part from time to time before Stated Maturity, Debentures of any Series which by their terms are made so redeemable, at such rate or rates of Premium, if any, and on such date or dates and on such terms and conditions as shall have been determined at the time of issue of such Debentures and as shall be expressed in such Debentures or in the Supplemental Indenture or Terms Schedule authorizing or providing for the issue thereof; provided, however, that except as otherwise provided in a Terms Schedule or Supplemental Indenture the price at which Debentures shall be redeemed hereunder shall be the higher of the Canada Yield Price (as defined below) and par pl us accrued and unpaid interest if any.

"Canada Yield Price" shall mean a price equal to the price of a Debenture calculated to provide a yield from the Redemption Date (as defined below) to the Maturity Date equal to the Government of Canada Yield (as defined below) at 1 1 :00 a.m. (Toronto time) on the fifth Business Day preceding the Redemption Date plus such percentage, if any, as may be set forth in a Terms Schedule or Supplemental Indenture relating to the issue of such Debenture. "Government of Canada Yield" on any date shall mean the yield to maturity on such date that would apply to a non-callable Government of Canada Bond, if issued in Canadian Dollars in Canada, at 100% of its principal amount on such date with a term to maturity equal to the remaining term to maturity of the Debenture. The Government of Canada Yield will be the average of the yields determined by two major Canadian investment dealers selected by the Corporation.

5.2	Partial Redemption of Debentures

If less than all of the Debentures of any Series for the time being outstanding are to be redeemed, the Corporation shall in each such case, at least 15 days before the date upon which the notice of redemption is required to be given, notify the Trustee in writing of the Corporation's intention to redeem Debentures of such Series and of the aggregate principal amount of Debentures to be redeemed. The Debentures to be redeemed shall be selected by the Trustee on a pro rata basis (to the nearest multiple of $1,000) in accordance with the principal amount of Debentures of such Series registered in the name of each holder or by lot or by such other means as the Trustee may deem equitable and expedient. For this purpose the Trustee may make regulations with regard to the manner in which such Debentures may be so selected, and regulations so made shall be valid and binding upon al l holders of Debentures. Debentures of denominations in excess of $1,000 may be selected and called for redemption in part only (such part being $1,000 or an integral multiple thereof), and, unless the context otherwise requires, reference to Debentures in this Article 5 shall be deemed to include any such part of the principal

:!60J.:16\/ / 251/0.1'-I

amount of Debentures which shall have been so selected and called for redemption. The holder of any Debenture called for redemption in part only, upon surrender of such Debenture for payment as required by Section 5.5, shall be entitled to receive, without expense to such holder, one or more new Debentures for the unredeemed part of the Debenture so surrendered, and the Trustee shall certify and deliver such new Debenture or Debentures upon receipt of the Debenture so surrendered.

5.3	Notice of Redemption

Notice of intention to redeem any of the Debentures shall be given by or on behalf of the Corporation to the holders of the Debentures which are to be redeemed, not more than 60 days and not less than 30 days prior to the date fixed for redemption (the "Redemption Date"), in the manner provided in Section 11.2. Every notice of redemption shall specify the Series and the Maturity Date of the Debentures called for redemption, the Redemption Date, the Redemption Price or the Redemption Price Calculation Date, as applicable, and the place or places of payment and shall state that all interest thereon shall cease from and after the Redemption Date. In addition, unless all the outstanding Debentures of a Series are to be redeemed, the notice of redemption shall specify:

(a)
in the case of a notice mailed to a holder of Debentures, the distinguishing letters and numbers of the Debentures which are to be redeemed (or of such t hereof as are registered in the name of such holder);

(b)	in the case of a published notice, the distinguishing letters and numbers of the
Debentures which are to be redeemed or, if such Debentures are selected by terminal digit or other similar system, such particulars as may be sufficient to identify the Debentures so selected; and

(c)	in all cases, the principal amounts of such Debentures or, if any such Debenture is to be redeemed in part only, the principal amount of such part.

5.4	Debentures Due on Redemption Dates

Upon notice having been given as specified in Section 5.3, al l the Debentures so called for redemption shall thereupon be and become due and payable at the Redemption Price and on the Redemption Date specified in such notice, in the same manner and with the same effect as if such elate was the Stated Maturity specified in such Debentures, anything therein or herein to the contrary notwithstanding, and from and after such Redemption Date, if the money necessary to redeem such Debentures shall have been deposited as provided in Section 5.5 and affidavits or other proof satisfactory to the Trustee, acting reasonably, as to the publication or mailing of such not ices shall have been lodged with the Trustee, such Debentures shall not be considered as outstanding hereunder and interest upon such Debentures shall cease.

If any question shall arise as to whether any notice bas been given as required or any deposit has been made, such question shall be decided by the Trustee, whose decision shall be final and binding upon all parties in interest.

260346\1125 71fl.14

5.5	Deposit of Redemption Amount

Except as otherwise provided in a Terms Schedule or Supplemental Indenture applicable to a Series of Debentures, upon Debentures having been called for redemption, the Corporation shall deposit with the Trustee or any Paying Agent to the order of the Trustee, on or before the Redemption Date specified in the notice of redemption, such amount as shall be sufficient to pay the Redemption Price of the Debentures to be redeemed. From the amount so deposited the Trustee or the Paying Agent, as applicable, shall pay or cause to be paid to the holders of such Debentures called for redemption, upon surrender of such Debentures, the Redemption Price to which they are respectively entitled on the Redemption Date.

5.6	Failure to Surrender Debentures Called for Redemption

I f the holder of any Debenture called for redemption fails on or before the date specified for redemption to surrender such Debenture, or does not within such time accept payment of the Redemption Price payable in respect thereof or give such receipt therefor, if any, as the Trustee may require, such Redemption Price may be deposited in trust either with the Trustee or with a chartered bank, at such commercially reasonable rate of interest as the Trustee or such bank m ay allow, and such deposit shall for all purposes be deemed a payment to such holder of the sum so deposited and, to that extent, the Debenture shall thereafter not be considered as outstanding hereunder and such holder shall have no right other than to receive payment out of the amount so deposited, upon surrender and delivery of such holder's Debenture, of the Redemption Price of such Debenture. Any interest accruing on such amount so deposited shall be for the account of the Corporation and pa id over to the Corporation on demand.

5.7    Purchase of Debentures

Except as otherwise provided in the Terms Schedule or Supplemental Indenture applicable to a Series of Debentures, the Corporation may, at any time when it is not in default hereunder, purchase all or any of the Debentures in the market (which shall include purchase from or through an investment dealer or stock exchange member) or by tender or by private contract. All Debentures so purchased shall forthwith be delivered to the Trustee and shall be cancelled by it and, subject to Section 5.2; no Debentures shall be issued in substitution therefor.

If, upon an invitation for tenders, more Debentures are tendered at the same lowest price than the Corporation is prepared to accept, the Debentures to be purchased by the Corporation will be selected by the Trustee, in such manner (which may include selection by lot, selection on a pro rata basis, random selection by computer or any other method) as the Trustee considers appropriate, from the Debentures tei1dered by each tendering Debentureholder who tendered at such lowest price. For this purpose the Trustee may make, and from time to time amend, regulations with respect to the manner in which Debentures may be so selected, and regulations so made shall be valid and binding upon all Debentureholders, notwithstanding the fact that, as a result thereof, one or more of such Debentures become subject to purchase in part only. The holder of a Debenture of which a part only is purchased, upon surrender of such Debenture for payment, shall be entitled to receive, without charge to such holder, one or more new Debentures for the unpurchased part so surrendered, and the Trustee shall certify and deliver such new Debenture or Debentures upon receipt of the Debenture so surrendered.

260346\/ I 2 .i7I fl. 14

5.8    Cancellation of Debentures

Subject to the provisions of Section 5.2 as to Debentures redeemed in part, all Debentures purchased or redeemed in whole or in part by the Corporation under the provisions of this Article 5 shall not be reissued or resold and shall be forthwith delivered to and cancel led by the Trustee, and no Debentures of the same Series shall be issued in substitution therefor and the provisions of Section 8.1 shall apply to any such cancelled Debentures.

ARTICLE 6
COVENANTS OF THE CORPORATION

6.1	General Covenants

The Corporation covenants with the Trustee that so long as any Debentures remain outstanding:

(a)
it will well, duly and punctually pay or cause to be paid to every holder of every Debenture, the principal thereof, interest accrued thereon, if any, (including, in the case of default, interest on the amount in default), and Premium, (if any t hereon), as the case may be, at the dates and places, in the currency and in the manner mentioned herein and in such Debentures;

(b)
except as herein otherwise expressly provided, it will at all times maintain its corporate existence and will carry on and conduct its business in a proper, efficient and businesslike manner and in accordance with good business practice; and

(c)
it will keep proper books of account in accordance with GAA P and will, if and whenever it is so required in writing by the Trustee, file with the Trustee a copy of each annual or other regular periodic report of the Corporation furnished to its ordinary shareholders after the date hereof.

6.2	Negative Pledge

The Corporation covenants with the Trustee that so long as any Debentures remain outstanding the Corporation will not, and will not permit any Subsidiary to, from and after the date hereof, create, assume or otherwise have outstanding any Security Interest, except for Permitted Encumbrances, on or over any present or future Railway Properties of the Corporation or any of its Subsidiaries or on any shares in the capital stock of any Railroad Subsidiary securing any Indebted ness, unless, at the same time or prior thereto, it secures or causes to be secured equal l y and rateably with such Indebted ness payment of the principal of and interest and Premium (if any) on the Debentures outstanding from time to time and all other moneys owing from time to time under this Indenture.

6.3    Annual Certificate of Compliance

Within 120 days after the end of each fiscal year of the Corporation and at any other time if requested by the Trustee, the Corporation will furnish the Trustee with a Certificate of the

260346\/ J 5 7 Jll.1·4

Corporation, certifying that after reasonable investigation and inquiry the Corporation has complied with all covenants, conditions or other requirements contained i n this Indenture, the non-compliance of which would, with the giving of notice, lapse of time or otherwise, constitute an Event of Default hereunder, or, if such is not the case, setting forth with reasonable particulars the circumstances of any failure to comply and steps taken or proposed to be taken to eliminate such circumstances and remedy such Event of Default, as the case maybe.

6.4 Trustee's Remuneration and Expenses

The Corporation will pay to the Trustee from time to time reasonable remuneration for its services hereunder and will pay or reimburse the Trustee upon its request for al l reasonable expenses, disbursements and advances incurred or made by the Trustee in the administration or execution of the trusts created hereby (including the reasonable fees and disbursements of its Counsel and all other advisers and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Trustee under such trusts are finally and fully performed, except any such expenses, disbursements or advances as may arise from the negligence or wilful misconduct of the Trustee. Any amount due under this Section 6.4 and unpaid 30 days after request for such payment will bear interest from the expiration of such 30 days at a rate per annum equal to the Prime Rate. After default, all amounts so payable and the interest thereon shall be payable out of any funds coming into the possession of the Trustee or its successors in the trusts hereunder in priority to the payment of the principal of, Premium, if any, and interest, if any, on the Debentures.

6.5. Not to Accumulate Interest

In order to prevent any accumulation after maturity of unpaid interest, the Corporation will not, except with the approval of the Debentureholders expressed by Extraordinary Resolution, directly or indirectly, extend or assent to the extension of time for payment of any interest payable on registered Debentures or be a party to or approve any such arrangement by purchasing or funding any interest or in any other manner. If the time for payment of an y such interest shall be so extended, whether for a definite period or otherwise, the registered owners entitled to such interest shall not be entitled in case of default hereunder to the benefit of these presents except subject to the prior payment in full of the principal of and Premium, if any, on all Debentures and of all matured interest on such Debentures, the payment of which has not been so extended, and of all other moneys payable hereunder.

6.6 Performance of Covenants by Trustee

If the Corporation fails to perform any of its covenants contained in this Indenture, the Trustee may itself perform any of such covenants capable of being performed by it, but will be under no obligation to do so. Al l sums expended or advanced by the Trustee for such purpose will be repayable as provided in Section 6.4. No such performance or advance by the Trustee shall relieve the Corporation of any default hereunder.

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ARTICLE 7
DEFAULT AND ENFORCEMENT

7.1	Events of Default

Each of the following events is herein sometimes referred to as an "Event of Default" in relation to a Series of Debentures:

(a)
the Corporation makes default in payment of the principal of or Premium (if any) on any Debenture of that Series when the same becomes due under any provision hereof or of such Debenture and any such default shall have continued for a period of two Business Days;

(b)
the Corporation makes default in payment of any interest due on any Debenture of that Series or of any sinking fund payment in respect of any Debenture of that Series and any such default shall have continued for a period of 30 days;

(c)
the Corporation makes default in the observance of the covenant contained in Section 6.2 for a period of 30 days after notice in writing has been given by the Trustee to the Corporation specifying such default and requiring the Corporation to put an end to the same;

(d)
an order shall be made or an effective resolution shall be passed for the winding-up or liquidation of the Corporation, except in the course of carrying out, or pursuant to, a transaction in respect of which the provisions of Article 9 hereof are applicable and the conditions thereof are duly observed and performed;

(e)	the Corporation shall make a general assignment for the benefit of its creditors or a proposal under applicable bankruptcy laws or otherwise acknowledges its insolvency in writing;

(f)
the Corporation shall be declared bankrupt, or a custodian or a sequestrator or receiver and manager or any other officer with similar powers shall be appointed in respect of the Corporation or of all of the property of the Corporation or any part thereof which is, in the opinion of the Trustee, a substantial and material part thereof and, if such appointment is other than a judicial appointment, such appointment shall not be contested i n good faith and remains undischarged for 30 days;

(g)
an encumbrancer shall legally take possession of all of the property of the Corporation or any part thereof which is, in the opinion of the Trustee, a substantial and material part thereof or a distress or execution or any similar process be levied or enforced against such property and, in either event, remains unsatisfied for such period as would perm it such property or such part thereof to be sold thereunder;

(h)	any Indebtedness for Borrowed Money of the Corporation in excess of the greater of (i) $ I 00,000,000 in lawful money of Canada (or its equivalent in any other

260J46\/ / 1J7/0. 1·4

currency), and (ii) 2% of the Shareholders' Equity of the Corporation, in the aggregate at the time of default is declared to be payable before the stated maturity thereof by reason of default or is not repaid at maturity (or by the expiry of any applicable grace period or period of waiver if longer) or any guarantee given by the Corporation of any Indebtedness for Borrowed Money in excess of the greater of (i) $100,000,000 in lawful money of Canada (or its equivalent in any other currency), and (ii) 2% of the Shareholders' Equity of the Corporation, is not honoured when due and called upon;

(i)
the Corporation shall neglect to carry out or observe any other covenant or condition herein on its part to be observed or performed and, notice in writing having been given by the Trustee to the Corporation to put an end to the same, the Corporation shall fail to make good such default within a period of 90 days after the giving to it of such notice, unless the Trustee (having regard to the subject matter of such neglect or non-observance) shall have agreed to a longer period and, in such latter event, within the period agreed to by the Trustee; or

j)
any other Event of Default provided in or pursuant to a Terms Schedule or a Supplemental Indenture establishing the terms of such Series of Debentures as provided in Section 4.1 or in the form or forms of Debentures for such Series.

7.2	Notice of Even t of Default

If an Event of Default shall occur and be continuing, the Trustee shall, within 30 days after it becomes aware of the occurrence of such Event of Default, give notice of such Event of Default to the Debentureholders in the manner provided in Section 11.2.

I f notice of an Event of Default has been given to Debentureholders and the Event of Default is thereafter remedied or cured, notice that the Event of Default is no longer continuing shall be given by the Trustee to the Persons to whom notice of the Event of Default was given pursuant to this Section 7.2, such notice to be given within a reasonable time not to exceed 30 days, after the Trustee becomes aware that the Event of Default has been remedied or cured.

7.3    Acceleration

Subject to the prov1s1ons of Section 7.4, if an Event of Default shall occur and be continuing, the Trustee may, in its discretion, and shall, upon receipt of a Debentureholders' Request, by notice in writing to the Corporation, declare the principal of and interest, if any, on all Debentures of the applicable Series then outstanding and the Premium, if any, thereon. which would have been payable if the Corporation had redeemed the Debentures (otherwise than out of sinking fund amounts) on the date of such declaration and all other amounts outstanding hereunder to be due and payable and the same shall forthwith become immediately due and payable to the Trustee, anything therein or herein to the contrary notwithstanding. Notwithstanding anything contained in this Indenture or the Debentures to the contrary, if the Trustee makes such declaration, the Corporation will pay to the Trustee forthwith for the benefit of the Debentureholders the amount of principal of and Premium, if any, and accrued and u n pa id interest, if any, (including interest on amounts in default) on all Debentures of that Series

260346\/ / !.P /ll.14

outstanding and all other amounts payable in regard thereto under this Indenture, together with interest thereon at the· rate borne by such Debentures from the date of such declaration until payment is received by the Trustee. Such payment, when made, will be deemed to have been made in discharge of the Corporation's obligations under this Indenture and any amounts so received by the Trustee shall be applied in the manner provided in Section 7.7.

7.4 Waiver of Event of Default

Upon the happening of an Event of Default, the holders of not less than 66 2/3 % of the principal amount of the Debentures affected by the Event of Default then outstanding (or not less than 100% in the case of a continuing failure to make payment of principal or Premium required by Section 7. l (a)) shall have power by requisition in writing to instruct the Trustee to waive such Event of Default and to cancel any declaration made by the Trustee pursuant to Section 7.3, and the Trustee shall thereupon waive the Event of Default or cancel such declaration upon such terms and conditions as shall be prescribed in such requisition.

No delay or omission of the Trustee or of the Debentureholders in exercising any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or acquiescence therein, and no act or omission, either of the Trustee or of the Debentureholders, shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or the rights resulting therefrom.

7.5	Enforcement by the Trustee

Subject to the provisions of Section 7.4 and to the provisions of any Extraordinary Resolution, if the Corporation shall fail to pay to the Trustee, forthwith after the same shall have been declared to be due and payable under Section 7.3, the principal of and Premium, if any, and interest, if any, on any Series of Debentures then outstanding, together with any other amounts due hereunder, the Trustee shall, upon receipt of a Debentureholders' Request and upon being indemnified to its reasonable satisfaction, and/or being furnished to its reasonable satisfaction with sufficient funds and security, against all costs, expenses and liabilities to be incurred, proceed in its name as trustee hereunder to obtain or enforce payment of such principal of and Premium, if any, and interest, if any, on the Debentures of that Series together with any other amounts due hereunder by such proceedings authorized by this Indenture or by law or equity as the Trustee in such request shall have been directed to take, or if such request contains no such direction, then by such proceedings authorized by this Indenture or by sui t at l aw or in equity as the Trustee shall deem expedient.

The Trustee shall be entitled and empowered, either in its own name or as trustee of an express trust, or as attorney-in-fact for the holders of the Debentures, or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claim s of the Trustee and of the holders of the Debentures allowed in any insolvency, bankruptcy, liquidation or other judicial proceedings relative to the Corporation or its creditors or relative to or affecting its property. The Trustee is hereby irrevocably appointed (and the successive respective holders of the Debentures by taking and holding the same shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-i n-fact of the respective holders of the Debentures with

260346\/ / :!57 / 0.1·4

authority to make and file in the respective names of the holders of the Debentures or on behalf of the holders of the Debentures as a class, subject to deduction from any such claims of the amounts of any claims filed by any of the holders of the Debentures themselves, any proof of debt, amendment of proof of debt, claim, petition or other document in any such proceedings and to receive payment of any sums becoming distributable on account thereof in accordance with Section 7.6 and subject to Section 10.1 1(f) and Section 10. 1 1(g), and to execute any such other documents and to do and perform any and all such acts and things, for and on behalf of such holders of the Debentures, as may be necessary or advisable, in the opinion of the Trustee, in order to have the respective claims of the Trustee and of the holders of the Debentures against the Corporation or its property allowed in any such proceeding, and to receive payment of or on account of such claims, provided that nothing contained in this Indenture shall be deemed to give to the Trustee, unless so authorized by Extraordinary Resolution, any right to accept or consent to any plan of reorganization or otherwise by action of any character in such proceeding to waive or change in any way any right of any Debentureholder.

The Trustee shall also have power at any time and from time to time to institute and to maintain such suits and proceedings as it may be advised shall be necessary or advisable to preserve and protect its interests and the interests of the Debentureholders.

All rights of action hereunder may be enforced by the Trustee without the possession of any of the Debentures or the production thereof on the trial or other proceedings relative thereto. Any such suit or proceeding instituted by the Trustee shall be brought in the name of the Trustee as trustee of an express trust, and any recovery of judgment shall be for the rateable benefit of the holders of the Debentures subject to the provisions of this Indenture. In any proceeding brought b)' the Trustee (and also any proceeding in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture, to which the Trustee shall be a party), the Trustee shall be held to represent al l the holders of the Debentures, and it shall not be necessary to make any holders of the Debentures parties to any such proceeding.

7.6	Suits by Debentureholders

No holder of any Debenture shall have any right to institute any action, sui t or proceeding at law or in equity for the purpose of enforcing payment of the principal of or any Premium or interest on the Debentures or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under the Bankruptcy and Insolvency Act (Canada) or to have the Corporation wound up or to file or prove a claim in any liquidation or bankruptcy proceeding or for any other remedy unless:

(a)
the Debentureholders, by Extraordinary Resolution or by Debentureholders' Request, shall have made a request to the Trustee and the Trustee shall have been afforded reasonable opportunity either for itself to proceed to exercise the powers conferred upon it or to institute an action, suit or proceeding in its name for such purpose;

(b)	the Debentureholders or any of them shall have furnished to the Trustee, when so requested by the Trustee, sufficient funds and security and indemnity satisfactory

260346\/ / !.PJll.14

to the Trustee against the costs, expenses and liabilities to be incurred therein or thereby; and

(c)	the Trustee shall have failed to act within a reasonable time after such notification, request and provision of indemnity.

If a Debentureholder has the right to institute proceedings under this Section 7.6, such Debentureholder, acting on behalf of itself and all other Debentureholders, will be entitled to commence proceedings in any court of competent jurisdiction in which the Trustee might have commenced proceedings under Section 7.5, but in no event will any Debentureholder or combination of Debentureholders have any right to seek any other remedy or institute proceedings out of court. No one or more Debentureholders will have any right in any manner whatsoever to enforce any right under this Indenture or under any Debenture, except in accordance with the conditions and in the manner provided in this Indenture.

7.7	Application of Money

Except as herein otherwise expressly provided, any money received by the Trustee or a Debentureholder pursuant to the provisions of this Article 7 or as a result of legal or other proceedings, or from any trustee in bankruptcy or liquidator of the Corporation, shall be applied, together with other money in the hands of the Trustee available for such purpose, as follows:

(a)
first, in payment or in reimbursement to the Trustee of its compensation, costs, charges, expenses, borrowings, advances or other amounts furnished or provided by or at the instance of the Trustee in or about the execution of its trusts under, or otherwise in relation to, this Indenture, with interest thereon as herein provided;

(b)
second, subject to the provisions of Section 6.4 and this Section 7.7, in payment of the principal of and Premium, if any, and accrued and unpaid interest, if any, and interest on amounts in default on the Debentures, if any, which shall then be outstanding in the priority of principal first and then Premium and then accrued and unpaid interest and interest on amounts in default unless otherwise directed by an Extraordinary Resolution, and in that case in such order or priority as between principal, Premium and interest as may be directed by such Extraordinary Resolution; and

(c)	third, in payment of the surplus, if any, of such money to the Corporation or its assigns unless otherwise required by law;

provided, however, that no payment shall be made pursuant to Section 7.7(b) in respect of the principal of or Premium or interest on any Debenture held, directly or indirectly, by or for the benefit of the Corporation or any Subsidiary of the Corporation (other than any Debenture pledged for value and in good faith to a Person other than the Corporation or such subsidiary, but only to the extent of such Person's interest therein) until the prior payment in full of the principal of and Premium and interest on all Debentures which are not so held.

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7.8	Distribution of Proceeds
Payments to holders of Debentures pursuant to Section 7.7(b) shall be made as follows:

(a)
at least 15 days' notice of every such payment shall be given in the manner provided in Section 11.2 specifying the time and the place or places at which the Debentures are to be presented and the amount of the payment and the application thereof as between principal, Premium and interest;

(b)
payment in respect of any Debenture shall be made upon presentation thereof at any one of the places specified in such notice and any such Debenture thereby paid in full shall be surrendered, otherwise a memorandum of such payment shall be endorsed thereon, but the Trustee may in its discretion dispense with presentation and surrender or endorsement in any case upon such indemnity being given as the Trustee shall consider sufficient;

(c)
from and after the date of payment specified in the notice, interest shall accrue only on the amount owing on each Debenture after giving credit for the amount of the payment specified in such notice unless the Debenture in respect of which such amount is owing is duly presented on or after the date so specified and payment of such amount is not made; and

(d)
the Trustee shall not be required to make any payment to Debentureholders unless the amount in its hands, after reserving therefrom such amount as the Trustee m ay think necessary to provide for the payments referred to in Section 7.7(a), exceeds two per cent of the aggregate principal amount of the Debentures then outstanding.

7.9    Remedies Cumulative

No remedy herein conferred upon or reserved to the Trustee or upon or to the Debentureholders is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law.

7.10    Judgment Against the Corporation

In case of any judicial or other proceedings to enforce the rights of the Debentureholders, judgment may be rendered against the Corporation in favour of the Debentureholders or in favour of the Trustee, as trustee for the Debentureholders, for any amount which may remain due in respect of the principal of the Debentures, the Premium, if any, and the interest, if any, thereon.

7.1 1    Immunity of Shareholders, Directors and Officers

The Debentureholders and the Trustee hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future incorporator, shareholder, director or officer of the Corporation or of any Successor for the

260346\/ / 5 7111. ,.4

payment of the principal of or Premium or interest on any of the Debentures or on any covenant, agreement, representation or warranty by the Corporation herein or in the Debentures contained.

ARTICLE 8
CANCELLATION, DISCHARG E AND DEFEASANCE

8.1	Cancellation and Destruction

All Debentures shall, forthwith after payment is made in respect thereof, be delivered to the Trustee and cancel led by it. All Debentures cancel led or required to be cancel led under this or any other provision of this Indenture shall be destroyed by the Trustee, and if required by the Corporation the Trustee shall furnish to the Corporation a destruction certificate in respect of the Debentures so destroyed.

8.2	Non-Presentation of Debentures

If the holder of any Debenture shall fail to present the same for payment on the date on which the outstanding principal thereof and Premium, if any, become payable either at Stated Maturity or otherwise or shall not accept payment on account thereof and give such receipt therefor, if any, as the Trustee may require, then:

(a)	the Corporation shall be entitled to pay to the Trustee and direct it to set aside; or

(b)	in respect of money in the hands of the Trustee which may or should be applied to the payment of the Debentures, the Corporation shall be entitled to direct the Trustee to set aside; or

(c)	in the case of redemption pursuant to notice given by the Trustee, the Trustee may itself set aside,

the outstanding principal amount and the Premium, if any, and interest, if any, in trust to be pa id to the holder of such Debenture upon due presentation or surrender thereof in accordance with the provisions of this Indenture, and thereupon the outstanding principal amount and Premium , if any, and interest, if any, payable on such Debenture in respect of which such amount has been set aside shall be deemed to have been paid and the holder thereof shall thereafter have no right i n respect thereof other than to receive payment of the amount so set aside (without interest) upon due presentation and surrender thereof, subject to the provisions of Section 8.3. Any interest earned upon the amount so set aside shall be payable to the Corporation.

8.3 Repayment of Unclaimed Money

Any amount set aside under Sections 5.6 or 8.2 and not claimed by and paid to holders of Debentures as provided in Sections 5.6 or 8.2 within six years after the later of the date of such setting aside and the applicable Maturity Date shall be repaid to the Corporation by the Trustee on demand, together with any interest accrued thereon, and thereupon the Trustee shall be released from all further liability with respect to such amount and thereafter the holders of the Debentures in respect of which such amount was so repaid to the Corpora t ion shall have no

260]46\/ / "!.i7 / fl.14

rights in respect thereof and the Corporation shall be discharged from its obligations in respect thereof.

8.4	Discharge

Upon proof being given to the Trustee that the principal of all the Debentures and the Premium, if any, thereon and interest (including interest on amounts in default), if any, thereon and other amounts payable hereunder have been paid or satisfied or that all the outstanding Debentures having matured or having been duly called for redemption, or the Trustee having been given irrevocable instructions by the Corporation to publish within 90 days of such instructions notice of redemption of all the outstanding Debentures, such payment or redemption has been duly and effectually provided for by payment to the Trustee or otherwise, and upon payment of all costs, charges and expenses properly incurred by the Trustee in relation to this Indenture and all interest thereon and the remuneration of the Trustee, or upon provision satisfactory to the Trustee being made therefor, the Trustee shall, at the request and at the expense· of the Corporation, execute and deliver to the Corporation such deeds or other instruments as shall be required to evidence the satisfaction and discharge of this Indenture and to release the Corporation from its covenants herein contained other than those relating to the indemnification of the Trustee.

8.5	Defeasance

At any time that Debentures of any Series are outstanding, the Trustee will, at the request and expense of the Corporation, execute and deliver to the Corporation such deeds and other instruments necessary to release the Corporation, subject to this Article 8, from the terms of this Indenture relating to such Series of Debentures, except those relating to the indemnification of the Trustee and except for the provisions of Section 2.1 1 and Article 3 and the provisions of Article 1 applicable thereto, subject to the following:

(a)	the Corporation shall have delivered to the Trustee evidence that the Corporation has:

(i)	deposited sufficient funds for payment of all principal, Premium, interest and other amounts due or to become due on such Series of Debentures to the Stated Maturity thereof;

(ii)	deposited funds or made provision for the payment of all expenses of the Trustee to carry out its duties under this Indenture in respect of such Series; and

(iii)	deposited funds for the payment of taxes arising with respect to all deposited funds or other provision for payment in respect of such Series.

in each case irrevocably, pursuant to the terms of a trust agreement in form and substance satisfactory to the Corporation and the Trustee;

(b)	except in respect of taxes for the payment of which funds have been. deposited pursuant to Section 8.S(a)(iii ), the Trustee shall have received an Opinion of

260146\/ / ;;_; 711/.14

Counsel to the effect that the holders of the Debentures of such Series will not be subject to any additional taxes as a result of the exercise by the Corporation of the defeasance option provided in this Section 8.5 and that they will be subject to taxes, if any, including those in respect of income (including taxable capita l gain), on the same amount, in the same manner and at the same time or times as would have been the case if such option had not been exercised;

(c)	no Event of Default shall have occurred and be continuing on the date of the deposit referred to in Section 8.5(a);

(d)	such release does not result in a breach or Violation of, or constitute a default under, any material agreement or instrument to which the Corporation is a party or by which the Corporation is bound;

(e)
the Corporation shall have delivered to the Trustee an Officer's Certificate stating that the deposit referred to in Section 8.5(a) was not made by the Corporation with the intent of preferring the holders of such Series of Debentures over the other creditors of the Corporation or with the intent of defeating, hindering, delaying or defrauding creditors of the Corporation; and

(f)
the Corporation shall have delivered to the Trustee an Officer's Certificate stating that all conditions precedent provided for or relating to the exercise of such defeasance option have been complied with.

The Corporation will be deemed to have made due provision for the depositing of funds if it deposits or causes to be deposited with the Trustee under the terms of an irrevocable t rust agreement in form and substance satisfactory to the Corporation and the Trustee (each acting reasonably), solely for the benefit of the holders of a particular Series of Debentures stated therein, cash or Securities denominated in the currency in which principal is payable constituting direct obligations of Canada or the United States or an agency or instrumentality of Canada or the United States, which will be sufficient, in the reasonable opinion of a firm of independent chartered accountants or an investment dealer acceptable to the Trustee, to provide for payment in full of such Series of Debentures and all other amounts from time to time due and owing under this Indenture which pei1ain to such Series. All amounts so deposited shall be kept in a segregated trust account of the Trustee and only invested in short-term investments with govenrn1enta l or corporate entities having a credit rating of at least A from S&P or Moody's and a combined capital and surplus of at least $50,000,000.

The Trustee will hold in trust all money or Securities deposited with it pursuant to this Section 8.5 and will apply the deposited money and the money from such Securities in accordance with this Indenture to the payment of principal of and Premium, if any, and interest, if any, on the Debentures and, as applicable, other amounts.

If the Trustee is unable to apply any money or Securities in accordance with this Section
8.5 by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Corporation's obligations under this Indenture and the Debentures will be revived and reinstated as though no

2603 6\/ I_, 7J IJ. 1·4

money or Securities had been deposited pursuant to this Section 8.5 until such time as the Trustee is permitted to apply all such money or Securities in accordance with this Section 8.5, provided that if the Corporation has made any payment in respect of principal , Premium or interest on such Debentures or, as applicable, other amounts because of the reinstatement of its obligations, the Corporation will be subrogated to the rights of the holders of such Debentures to receive such payment from the money or Securities held by the Trustee.

ARTICLE 9
CONSOLIDATION, MERG ER, AMALG AMATION, SALE OR TRANSFER

9.1	Consolidation, Merger, Amalgamation or Succession to Business

So long as any Debentures are outstanding, the Corporation shall not enter into any transaction (whether by way of consolidation, amalgamation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person (any such Person being herein referred to as a "Successor") unless:

(a)
prior to or contemporaneously with the consummation of such transaction the Corporation and/or the Successor shall have executed such instruments, which may include a Supplemental Indenture, and done such things, if any, as are necessary or advisable to establish that upon the consummation of such transaction:

(i)	the Successor will have assumed all the covenants and obligations of the Corporation under this Indenture in respect of the Debentures of every Series; and

(ii)
the Debentures of every Series will be valid and binding obligations of the Successor entitling the holders thereof, as against the Successor, to all the rights of holders of Debentures under this Indenture;

it being understood, for greater certainty, that no Supplemental Indenture shall be required if the transaction in question is an amalgamation of the Corporation with any one or more corporations, which amalgamation is governed by the statutes of Canada or any province thereof and, upon the effectiveness of such amalgamation, the Successor shall continue to be liable for all of the covenants and obligations of the Corporation under this Indenture in respect of the Debentures of every Series by operation of law;

(b)
the Successor is a corporation, company, partnership or trust organized and validly existing under the laws of Canada or any province thereof or of the United States, any state thereof or the District of Columbia;

(c)
the Corporation has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such transaction and such Supplemental Indenture com ply with this Article and al l conditions precedent herein provided for relating to such transaction have been com plied with; and

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immediately before and after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

9.2	Successor to Possess Powers of the Corporation

Whenever the conditions of Section 9. 1 have been duly observed and performed, the Successor shall possess and from time to time may exercise each and every right and power of the Corporation under this Indenture, in the name of the Corporation or otherwise, and any act or proceeding required by any provision of this Indenture to be done or performed by any Di rectors or Officers of the Corporation may be done and performed with like force and effect by the like directors or officers of the Successor.

ARTICLE 10
MEETINGS OF DEBENTUREHOLDERS

10.1	Right to Convene Meeting

The Trustee may at any time and from time to time convene a meeting of Debentureholders, and the Trustee shall convene a meeting of Debentureholders upon receipt of a Request of the Corporation or a Debentureholders' Request and upon being indemnified to its reasonable satisfaction by the Corporation or by the Debentureholders signing such request against the costs which may be incurred in connection with the calling and holding of such meeting. If the Trustee fails within 30 days after receipt of any such request and such indemnity to give notice convening a meeting, the Corporation or such Debentureholders, as the case may be, may convene such meeting. Every such meeting shall be held in Calgary, Alberta, or Toronto, Ontario or at such other place as may be approved or determined by the Trustee or the Corporation.

10.2	Notices of Meetings

At least 15 days' notice of any meeting shall be given to the Debentureholders in the manner provided in Section 11 .2 and a copy thereof shall be sent by mail to the Trustee (unless the meeting has been called by it) and to the Corporation (unless the meeting has been called by it). Such notice shall state the time and place at which the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat, and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article.

10.3	Chairman

The Chief Executive Officer of the Corporation, if present, will be the chairman of any meeting of Debentureholders, failing which an individual (who need not be a Debentureholder) nominated in writing by the Trustee shall be chairman of the meeting. I f no individual is so nominated , or if the individual so nominated is not present within 1 5 minutes from the time fixed for the holding of the meeting, the Debentureholders present in person or represented by proxy shall choose an individual present to be chairman.

:!60346\/ / 5710.14

10.4	Quorum

Subject to the provisions of Section 10.13, at any meeting of the Debentureholders a quorum shall consist of one or more Debentureholders present in person or represented by proxy and owning or representing at least 25% of the aggregate principal amount of the Debentures then outstanding. If a quorum of the Debentureholders is not present within 30 minutes from the time fixed for holding any meeting, the meeting, if convened by the Debentureholders, shall be dissolved, but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day, in which case it shall be adjourned to the next following Business Day thereafter) at the same time and place, and no notice shall be required to be given in respect of such reconvened meeting. At the reconvened meeting, the Debentureholders present in person or represented by proxy shall constitute a quorum and may transact the business for which the reconvened meeting was originally convened notwithstanding that they may not represent at least 25% of the aggregate principal amount of the Debentures then outstanding.

10.5	Power to Adjourn

The chairman of a meeting at which a quorum of Debentureholders is present m ay, with the consent of the holders of a majority of the aggregate principal amount of the Debentures present or represented thereat, adjourn such meeting, and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

10.6    Show of Hands

Except as otherwise provided in this Indenture, every resolution submitted to a meeting shall be decided by a majority of the votes cast on a show of hands, and unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

10.7    Poll

On every Extraordinary Resolution and on any other resolution submitted to a meeting in respect of which the chairman or one or more Debentureholders or proxyholders for Debentureholders holding at least $10,000 principal amount of Debentures demands a poll, a poll shall be taken in such manner and either at once or after an adjournment as the chairman shall direct. Resolutions other than Extraordinary Resolutions shall, if a poll is taken, be decided by the votes of the holders of a majority of the principal amount of the Debentures represented at the meeting and voted on the poll.

10.8	Voting

On a show of hands, every Person who is present and entitled to vote, whether as a Debentureholder or as proxyholder for one or more Debentureholders or both, shall have one vote. On a poll, each Debentureholder present in person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each $1 ,000 principal amount of Debentures of which he is then the holder. A proxyholder need not be a

260346\/ I :J7 /fJ.1·4

Debentureholder. In the case of joint registered holders of a Debenture, any one of them present in person or represented by proxy at the meeting may vote in the absence of the other or others, but if more than one of them are present in person or represented by proxy, they shall vote together in respect of the Debentures of which they are joint registered holders.

10.9	Regulations

The Trustee, or the Corporation with the approval of the Trustee, may from time to time make and from time to time vary such regulations as it shall from time to time think fit providing for or governing the following:

(a)
voting by proxy by holders of Debentures, the form of the instrument appointing a proxyholder (which will be in writing) and the manner in which it may be executed, and the authority to be provided by any Person signing a proxy on behalf of the registered holder of a Debenture;

(b)
the deposit of instruments appointing proxyholders at such place as the Trustee, the Corporation or the Debentureholders convening the meeting, as the case may be, may, in the notice convening the meeting, direct and the time, if any, before the holding of the meeting or any adjournment thereof by which the same shall be deposited; and

(c)
the deposit of instruments appointing proxyholders at an approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxyholders to be provided before the meeting to the Corporation or to the Trustee at the place at which the meeting is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Except as such regulations may provide, the only Persons who shall be recognized at a meeting as the holders of any Debentures, or as entitled to vote or be present at the meeting in respect thereof, shall be registered Debentureholders and Persons whom registered Debentureholders have by instrument in writing duly appointed as their proxyholders.

10.10	Corporation and Trustee May Be Represented

The Corporation and the Trustee, by their respective officers and directors, and the legal advisers of the Corporation and the Trustee may attend any meeting of the Debentureholders, but shall have no vote as such.

10.11	Powers Exercisable by Extraordinary Resolution

In addition to al l other powers conferred upon them by any other prov1s1ons of t h is Indenture or by law, a meeting of the Debentureholders shall have the following powers, any one or combination of which may be exercised from time to time by Extraordinary Resolution:

260::146\/ / 1_;71 fJ.1.J

(a)
power to agree to any modification, abrogation, alteration, compromise or arrangement of the rights of the Debentureholders and/or the Trustee against the Corporation or against its undertaking, property and assets or any part thereof (whether such rights arise under this Indenture or the Debentures or otherwise) which. shall have been agreed to by the Corporation;

(b)
power to direct or authorize the Trustee to exercise any power, right, remedy or authority given to it by this Indenture or the Debentures in any manner specified in any such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority and the power to remove the Trustee and appoint a new trustee hereunder;

(c)
power to waive and direct the Trustee to waive any Event of Default or other default on the part of the Corporation in complying with any provision of this Indenture or the Debentures and to annul and to direct the Trustee to annul any declaration made by the Trustee pursuant to Section 7.3 either unconditionally or upon any condition specified in such Extraordinary Resolution;

(d)
power, with the approval of the Corporation, to sanction the exchange of Debentures for or the conversion of Debentures into shares, bonds, debentures, notes or any other securities or obligations of the Corporation or any other person ;

(e)
power to assent to any modification of or change in or omission from the provisions contained herein or in the Debentures or in any deed or instrument supplementary hereto embodying such modification, change, or omission;

(f)
power to restrain any Debentureholder from taking or instituting any action, suit or proceeding for the purpose of enforcing payment of principal, Premium (if an y) or interest, if any, or for the execution of any trust or power hereunder or for the appointment of a custodian, sequestrator, liquidator, receiver, receiver and manager or a trustee in bankruptcy or to have the Corporation wound up or any other remedy thereunder;

(g)
power to direct any Debentureholder who, as such, has brought any such suit, action or proceeding against the Corporation hereunder to stay or otherwise discontinue or otherwise deal with the same upon payment, if the taking of such suit, action or proceeding shall have been permitted by Section 7.6, of the costs, charges and expenses reasonably and properly incurred by the Debentureholder in connection therewith;

(h)	power to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Debentureholders;

(i)
power to sanction any transaction (whether by way of reconstruction, reorganization, consolidation, amalgamation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of the undertaking, property and assets of the Corporation would become the property of any other Person, provided that

260146\/ I J57/ IJ. 14

no such sanction shall in any event be necessary in respect of any such transaction if the provisions of Article 9 are complied with;

power to assent to any judgement, compromise or arrangement by the Corporation with any creditor or creditors or classes of creditors or with the holders of any shares or securities of the Corporation;

(k)
power to authorize the Trustee, in the event of the Corporation ma king an authorized assignment, or a custodian, sequestrator, trustee or liquidator being appointed, under applicable bankruptcy or insolvency legislation or legislation relating to winding-up, for and on behalf of the Debentureholders, and i n addition to any claim or debt proved or made for its own account as Trustee hereunder, to file and prove a claim or debt against the Corporation and its properties for an amount equivalent to the aggregate amount which may be payable in respect of the Debentures, value security and vote such claim or debt at meetings of creditors and to file any proposal s and generally act for and on behalf of the Debentureholders in such proceedings as such Extraordinary Resolution may provide; and

(I)
power to appoint and remove a committee to consult with the Trustee and to delegate to such committee (subject to such limitations, if any, as may be prescribed in the Extraordinary Resolution) all or any of the powers which the Debentureholders could exercise by Extraordinary Resolution; the Extraordinary Resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee; such committee shall consist of such number of persons as shall be prescribed in the Extraordinary Resolution appointing it, and the members need not themselves be Debentureholders; subject to the Extraordinary Resolution appointing it, every such committee .may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number, the manner in which it may act and its procedure generally and such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by a majority of the members thereof or the number of members thereof necessary to constitute a quorum, whichever is the greater, and all acts of any such committee within the authority delegated to it shall be binding upon all Debentureholders.

Except as otherwise provided in this Indenture, all other powers of and matters to be determined by the Debentureholders may be exercised or determined from time to time by Ordinary Resolution.

10.12 Meaning of Ordinary Resolution

The expression "Ordinary Resolution" when used in this Indenture means, except as otherwise provided in this Indenture, a resolution proposed to be passed as an ordinary resolution at a meeting of Debentureholders duly convened for the purpose and held in accordance with the provisions of this Article 10 at which a quorum of the Debentureholders is present and passed by

260346\/ 125710. ,.4

the affirmative votes of the holders of more than 50% of the aggregate principal amount of the Debentures who are present in person or represented by proxy at the meeting.

10.13	Meaning of Extraordinary Resolution

The expression "Extraordinary Resolution" when used in this Indenture means, except as otherwise provided in this Indenture, a resolution proposed to be passed as an extraordinary resolution at a meeting of Debentureholders duly convened for the purpose and held in accordance with the provisions of this Article at which the holders of at least 51% of the aggregate principal amount of the Debentures then outstanding are present in person or represented by proxy and passed by the affirmative votes of the holders of not less than 66 2/3% of the aggregate principal amount of the Debentures who are present in person or represented by proxy at the meeting.

•If, at any such meeting, the holders of at least 51% of the aggregate principal amount of the Debentures then outstanding are not present in person or represented by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convei1ed by or on the requisition of Debentureholders, shall be dissolved, but in any other case the meeting shall stand adjourned to such date, being not less than 21 nor more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than ten days' notice shall be given of the time and place of such reconvened meeting in the manner provided in Section 11.2. Such notice shall state that at the reconvened meeting the Debentureholders present in person or represented by proxy shall fori11 a quorum, but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the reconvened meeting, the Debentureholders present in person or represented by proxy shall form a quorum and m ay transact the business for which the adjourned meeting was originally convened, and a resolution proposed to be passed as an Extraordinary Resolution at such meeting and passed by the requisite vote as provided in this Section 10.13 shall be an Extraordinary Resolution within the meaning of this Indenture, notwithstanding that the holders of at least 51% of the aggregate principal amount of the Debentures then outstanding are not present in person or represented by proxy at such adjourned meeting.

Votes on a resolution proposed to be passed as an Extraordinary Resolution shall always be given on a poll and no demand for a poll on any such resolution shall be necessary.

10.14	Powers Cumulative

Any one or more of the powers or any combination of the powers in this Indenture stated to be exercisable by the Debentureholders may be exercised from time to time, and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the rights of the Debentureholders to exercise the same or any other such power or powers or combination of powers thereafter from time to time. No powers exercisable, by the Debentureholders will derogate in any way from the rights of the Corporation under or pursuant to this Indenture or any Debentures.

260146\/ I 57111. ·4

10.15	Minutes

Minutes of all resolutions and proceedings at every meeting of Debentureholders shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee at the expense of the Corporation, and any such minutes, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Debentureholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and al l resolutions passed thereat or proceedings had to have been duly passed and had.

10.16	Instruments in Writing

All actions which may be taken and all powers which may be exercised by the Debentureholders at a meeting held as provided in this Article 10 may also be taken and exercised by an instrument in writing signed in one or more counterparts by the holders of more than 50%, in the case of an Ordinary Resolution, or not less than 66 2/3%, in the case of an Extraordinary Resolution, of the aggregate principal amount of the outstanding Debentures, and the expressions "Ordinary Resolution" and "Extraordinary Resolution" when used in this Indenture shall include any instrument so signed.

10.17	Binding Effect of Resolutions

Every resolution passed in accordance with the provisions of this Article 10 at a meeting of Debentureholders shall be binding upon all the Debentureholders, whether present at or absent' from such meeting, and every instrument in writing signed by Debentureholders in accordance with Section 10. 16 shall be binding upon all the Debentureholders, whether signatories thereto or not, and each and every Debentureholder and the Trustee (subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to every such resolution and instrument in writing.

10.18	Serial Meetings

If any business to be transacted at a meeting of Debentureholders or any action to be taken or power to be exercised by instrument in writing under Section 10.16 especial l y affects the rights of the holders of Debentures of one or more Series in a manner or to an extent differing from that in which it affects the rights of the holders of Debentures of any other Series, then:

(a)	reference to such fact, indicating the Debentures of each Series so affected, shall be made in the notice of such meeting and the meeting shall be .and is herein called a "serial meeting";

(b)
the holders of Debentures of a Series so especially affected shall not be bound by any action taken or power exercised at a serial meeting unless in addition to the other provisions of this Article 10;

(i)	there are present in person or represented by proxy at such meeting holders of at least 25% (or, for the propose of passing an Extraordinary

26UJ46\/ / !57/ 0. 14

Resolution, at least 51%) of the aggregate principal amount of the Debentures of such Series then outstanding, subject to the provisions of this Article as to adjourned meetings; and

(ii)
the resolution is passed by the favourable votes of the holders of more than 50% (or, in the case of an Extraordinary Resolution, not less than 66 2/3%) of the aggregate principal amount of Debentures of such Series voted on the resolution; and

(c) the holders of Debentures of a Series so especially affected shall not be bound by any action taken or power exercised by instrument in writing under Section 10.1 6 unless, in addition to the other provisions of this Article l 0, such instrument is signed in one or more counterparts by the holders of more than 50%, in the case of an Ordinary Resolution, or not less than 66 2/3%, in the case of an Extraordinary Resolution, of the aggregate principal amount of the Debentures of such Series then outstanding;

provided, however, that, notwithstanding the foregoing, if any business to be transacted at a meeting of Debentureholders or any action to be taken or power exercised by instrument in writing under Section l0.16 affects the rights of the holders of Debentures of two or more Series in substantially the same manner or substantially to the same extent then such two or more Series shall be deemed to be and treated as one Series only for purposes of this Section 10.1 8.

Notwithstanding anything herein contained, any covenant or other provision contained herein which is expressed to be effective only so long as any Debentures of a particular Series remain outstanding may be modified by the required resolution or consent of the holders of the Debentures of such Series in the same manner as if the Debentures of such Series were the on l y Debentures outstanding hereunder. In addition, if any business to be transacted at any meeting or any action to be taken or power to be exercised by instrument in writing does not adversely affect the rights of the holders of Debentures of one or more particular Series, the provisions of this Article l0 shall apply as if the Debentures of such Series were not outstanding and no notice of any such meeting need be given to the holders of Debentures of such Series.

ARTICLE 11
NOTICES

11.1	Notice to the Corporation

Any notice to the Corporation under the provisions hereof shall be valid and effective if delivered to the Vice President, Law of the Corporation at Canadian Pacific Railway Com pan y, Suite 500, 401 - 9th Avenue S.W ., Calgary, Alberta T2P 4Z4 with a copy to the Vice-President and Treasurer of the Corporation at Canadian Pacific Railway Company, Suite 500, 401 - 9th Avenue S.W., Calgary, Alberta T2P 4Z4, or if sent by facsimile transmission (with receipt confirmed) to the attention of the Vice President, Law of the Corporation at (403) 319-6770 with a copy to the Vice-President and Treasurer of the Corporation at (403) 319-3528, and shall be deemed to have been validly given at the time of delivery or transmission if it is received prior to 4:00 p.m. on a Business Day, failing which it shall be deemed to have been given on the next

260346\/ / :l.' 710. 1·4

Business Day. The Corporation may from time to time notify the Trustee of a change in address or facsimile number which thereafter, until changed by like notice, shall be the address or facsimile number of the Corporation for all purposes of this Indenture.

11.2	Notice to Debentureholders

Unless otherwise expressly provided in this Indenture, any notice to be given hereunder to Debentureholders shall be valid and effective if given in the following manner:

(a)
such notice is sent by ordinary mail postage prepaid addressed to such holders at their respective addresses appearing on any of the Registers, provided that if, in the case of joint holders of any Debenture, more than one address appears in the Register in respect of such joint holding, such notice shall be sent only to the first address so appearing; and

(b)	if for any reason it is impracticable to give any notice by m ail, such notice is published once in each of Calgary, Alberta; Toronto, Ontario; and such other cities, if any, at which Registers in respect of such Debentures are required to be kept, each publication to be made in a newspaper of genera l circulation published in or in general circulation in the designated cities and all such publications to be made within a period of seven days, provided that, in the case of the redemption of Debentures, such notice shall be published twice in each of the said cities in successive weeks.

Any notice so given by mail shall be deemed to have been given on the day on which it is mailed. Any notice so given by publication shall be deemed to have been given on the day on which the first publication is completed in all of the cities in which publication is required. I n determining under any provisions hereof the date by which notice of any meeting, redemption or other event must be given, the date of giving the notice shall be included and the date of the meeting, redemption or other event shall be excluded. Accidental error or omission in giving notice or accidental failure to mail notice to any Debentureholder shall not invalidate any action or proceeding founded thereon.

1 1.3 Notice to the Trustee

Any notice to the Trustee under the provisions hereof shall be valid and effective if delivered to an officer of the Trustee at Computershare Trust Company of Canada, Suite 600, 530 - 8th Avenue S.W., Calgary, Alberta, T2P 3S8, Attention: Manager, Corporate Trust or if sent by facsimile transmission (with receipt confirmed) at (403) 267-6598, and shall be deemed to have been validly given at the time of delivery or transmission if it is received prior to 4:00
p.m. on a Business Day, failing which it shall be deemed to have been given on the next Business Day. The Trustee may from time to time notify the Corporation of a change in address or facsimile number which thereafter, until changed by like notice, shall be the address or facsimile number of the Trustee for all purposes of this Indenture.

1 1.4    When Publication Not Required

If at any time any notice is required by this Indenture to be published in a particular city and no newspaper of general circulation is then being published and circulated on a daily basis in that city, the Corporation shall not be required to publish in that city.

11.5    Waiver of Notice

Any notice provided for in this Indenture may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Debentureholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waivers.

ARTICLE 12 CONCERNING THE TRUSTEE

12.1	Certain Duties and Responsibilities of Trustee

In the exercise of the rights, powers and duties prescribed or conferred by the term s of this Indenture, the Trustee shall act honestly and in good faith and exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in com parable circumstances, and shall duly observe and comply with the provisions of any legislation and regulations which relate to the functions or role of the Trustee as a fiduciary hereunder.

The Trustee shall read, and act upon (as required), all of the certificates, opinions and other documents delivered to it under or pursuant to this Indenture.

None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless the Trustee is indemnified as required in this Indenture.

The Trustee, upon the occurrence or at any time during the continuance of any act, action or proceeding, may require the Debentureholders at whose instance it is acting to deposit with it Debentures held by them, for which Debentures the Trustee will issue receipts.

Every provision of this Indenture that by its terms relieves the Trustee of liability or entitles the Trustee to rely upon any evidence submitted to it is subject to the provisions of applicable legislation, this Section 12.1 and Section 12.2.

No provision of this Indenture shall operate to confer any obligation, duty or power on the Trustee in any jurisdiction in which it does not have the legal capacity required to assume, hold or carry out such obligation, duty or power. For the purposes of this Section 12.1, legal capacity includes, without l imitation, the capacity to act as a fiduciary in such jurisdiction.

12.2	No Conflict of Interest

The Trustee represents to the Corporation that at the date of the execution and delivery of this Indenture there exists no material conflict of interest in the Trustee's role as a fiduciary hereunder. If at any time a material conflict of interest exists in respect of the Trustee's role as a fiduciary under this Indenture that is not eliminated within 90 days after the Trustee becomes aware that such a material conflict of interest exists, the Trustee shall resign from the trusts under this Indenture by giving notice in writing of such resignation and the nature of the conflict to the Corporation at least 21 days prior to the date upon which such resignation is to take effect, and will on such date be discharged from all further duties and liabilities hereunder. The validity and enforceability of this Indenture and any Debentures will not be affected in any manner whatsoever by reason only of the existence of a material conflict of interest of the Trustee. If the Trustee contravenes the foregoing provisions of this Section 12.2, any interested party m ay apply to the Court of Queen's Bench of Alberta for an order that the Trustee be replaced as trustee under this Indenture.

12.3	Conditions Precedent to Trustee's Obligation to Act

The Trustee shall not be bound to give any notice or take any action or proceeding unless it is required to do so under the terms of this Indenture. The Trustee shall not be required to take notice of any Event of Default under this Indenture, other than in respect of payment of any money required by any provision of this Indenture to be paid to it, unless and until the Trustee is notified in writing of such Event of Default by any Debentureholder or the Corporation or unless an officer of the Trustee has specific knowledge of an Event of Default. In the absence of such notice or knowledge, the Trustee may for all purposes of this Indenture assume that no Event of Default has occurred.

The obligation of the Trustee to commence or continue any act, action or proceeding under this Indenture will be conditional upon receipt by the Trustee of the following:

(a)
an Extraordinary Resolution, Ordinary Resolution, Debentureholders Request, or such other notice or direction as is required pursuant to this Indenture, specifying the action or proceeding which the Trustee is requested, directed or authorized to take;

(b)	sufficient funds to commence or continue such act, action or proceeding; and

(c)
an indemnity satisfactory to the Trustee to protect and hold harm less the Trustee against the costs, charges, expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.

12.4	Replacement of Trustee

The Trustee may resign its trusts and be discharged from al l further duties and liabilities hereunder by giving to the Corporation three months' notice in writing or such shorter notice as the Corporation may accept as sufficient. If at any time a material conflict of interest exists in the Trustee's role as a fiduciary hereunder, the Trustee shall, within 90 days after ascertaining that such a material conflict of interest exists, either eliminate such material conflict of interest or

260146\/ / :57111.1·4

resign in the manner and with the effect specified in Section 12.2. The Debentureholders by Extraordinary Resolution shall have power at any time to remove the Trustee and to appoint a new trustee. In the event of the Trustee resigning or being removed or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation shall forthwith appoint a new trustee unless a new trustee has already been appointed by the Debentureholders. Failing such appointment by the Corporation, the retiring trustee or any Debentureholder may apply to a judge of the Court of Queen's Bench of Alberta, on such notice as such judge may direct, for the appointment of a new trustee, but any new trustee so appointed by the Corporation or by the Court shall be subject to removal as aforesaid by the Debentureholders. Any new trustee appointed under any provision of this Section 12.4 shall be a corporation authorized to carry on the business of a trust company in all of the provinces of Canada. On any new appointment, the new trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee.

Subject to Sections 12.11 and 12.18 hereof, any corporation into which the Trustee may be merged or with which it may be consolidated or amalgamated or any corporation resulting from any merger, consolidation or amalgamation to which the Trustee shall be a party shall be the successor trustee under this Indenture without the execution of any instrument or any further act.

Subject to the foregoing, no resignation, removal or appointment of a successor trustee hereunder shall be effective unless such successor trustee:

(a)	is eligible to act as a trustee;

(b)	certifies that it will not have any material conflict of interest upon becoming the trustee hereunder; and

(c)
executes, acknowledges and delivers to the Corporation and to the retiring trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring trustee.

Upon the written request of the successor trustee or of the Corporation and upon payment of all outstanding fees and expenses properly payable to the Trustee under this Indenture, the Trustee ceasing to act will execute and deliver all such assignments, conveyances or other instruments (if any) as, in the opinion of Counsel, may be necessary to assign and transfer to such successor trustee the rights and obligations of the Trustee under this Indenture, and will duly assign, transfer and deliver all property and money held by the Trustee to the successor trustee so appointed in its place. If any deed, conveyance or instrument in writing from the Corporation is required by any new trustee for more fully and certainly vesting in and confirming to it such estates, properties, rights, powers and trusts, then any and all such deeds, conveyances and instruments in writing will on the request of the new or successor trustee, acting reasonably, be made, executed, acknowledged and delivered by the Corporation, as the case may require. The cost of any act, document or other instrument or thing required or permitted under t h is Section 1 2.4 shall be at the expense of the Corporation.

2603-16\/ /!.P/0.1·./

12.5	Trustee May Deal in Debentures

The Trustee may buy, sell, lend upon and deal in the Debentures and generally contract and enter into financial transactions with the Corporation or otherwise, without being liable to account for any profits made thereby.

12.6	No Person Dealing with Trustee Need Inquire

No Person dealing with the Trustee shall be concerned to inquire whether the powers that the Trustee is purporting to exercise have become exercisable, or whether any amount remains due upon the Debentures or to see to the application of any amount paid to the Trustee.

12.7	Investment of Money Held by Trustee

Unless otherwise provided in this Indenture, any money held by the Trustee which under the trusts of this Indenture may or ought to be invested or which may be on deposit with the Trustee or which may be in the possession of the Trustee may be invested and reinvested in the name or under the control of the Trustee n Securities in which, under the laws of the Province of Alberta, trustees are authorized to invest trust money, provided that such Securities are expressed to mature within 90 days (or, in respect of money held pursuant to Section 8.5, on or prior to the Stated Maturity of any Debentures subject to defeasance thereunder) after their purchase by the Trustee, and unless and until the Trustee shall have declared the principal of and Premium , if any, and interest, if any, on the Debentures to be due and payable, the Trustee shall so invest such money at the direction of the Corporation.

Pending the investment of any money as herein provided, such money shall be segregated from other funds held by the Trustee and shall be deposited in the name of the Trustee in any chartered bank of Canada or, with the consent of the Corporation, in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits; provided any such trust or loan company has a credit rating of at least A from S&P or Mood y's and a combined capital and surplus of at least $50,000,000.

All interest or other income received by the Trustee in respect of any investment or deposit made pursuant to the provisions of this Section 12.7 shall belong to the Corporation, and unless and until the Trustee shall have declared the principal of and Premium, if any, and interest, if any, on the Debentures to be due and payable, the Trustee shall pay over to the Corporation all such interest and other income forthwith upon receipt thereof by the Trustee.

12.8	Trustee Not Required to Give Security

The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of this Indenture.

260346\/ / 157/ IJ.14

12.9	Trustee Not Required to Possess Debentures

All rights of action under this Indenture may be enforced by the Trustee withot1t the possession of any of the Debentures or the production thereof on any trial or other proceedings relative thereto.

12.10	Certain Rights of Trustee

Subject to the provisions of Section 12.1:

(a)
the Trustee may conclusively act and rely as to the truth of, and shall not be bound to make any investigation into the facts or matters of, the statements and correctness of the opinions expressed in, and shall be full y protected in acting or relying or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebted ness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)
any request or direction of the Corporation shall be sufficiently evidenced by a Request of the Corporation or Order of the Corporation and any resolution of the Directors shall be sufficiently evidenced by a Ce11ified Resolution;

(c)
whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, rely and act upon a Certificate of the Corporation;

(d)
the Trustee at the expense of the Corporation may consul t with Counsel and the advice of Counsel or any opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon; and

(e)
the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Debentureholders pursuant to this Indenture unless such Debentureholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction, and provisions of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 12.l0(e).

12.11	Merger, Conversion, Consolidation or Succession to Business

Any corporation into which the Trustee may be merged or with which it may be amalgamated or consolidated, or any corporation resulting from any merger, amalgamation or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or

260346\J I.r; 7I tJ. 1·./

substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article 12, without the execution or filing of any instrument or any further act on the part of any of the parties hereto.

12.12	Action by Trustee to Protect Interests

The Trustee shall have power to institute and maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Debentureholders.

12.13	Protection of Trustee

The Corporation hereby indemnifies and saves harmless the Trustee and its directors, officers and employees from and against all claims, demands, losses, actions, causes of action, costs, charges, expenses, damages, taxes (other than income or capital taxes), penal ties and liabilities whatsoever brought against or incurred by the Trustee which it may suffer or incur as a result of or arising in connection with the performance of its duties and obligations under this Indenture, including any and all legal fees and disbursements of whatever kind or nature, except only in the event of the gross negligence, wilful misconduct, breach of fiduciary duty or bad faith of the Trustee. This indemnity will survive the removal or resignation of the Trustee under t h is Indenture and the termination of this Indenture.

The Trustee will not be liable for or by reason of any statements of fact in this Indenture or in the Debentures (except for the representations contained in Sections 12.2 and 12.1 4 and in the certificate of the Trustee on the Debentures) or required to verify such statements and all such statements are and will be deemed to be made by the Corporation.

The Trustee will not be bound to give notice to any Person of the execution of this Indenture.

The Trustee will not incur any liability or responsibility whatever or in any way be responsible for the consequence of any breach on the part of the Corporation of any of the covenants contained in this Indenture or in any Debentures or of any acts of the agents or employees of the Corporation.

Neither the Trustee nor any Affiliate of the Trustee will be appointed a receiver or receiver and manager or liquidator of all or any part of the assets or undertaking of the Corporation.

Nothing in this Indenture will impose on the Trustee any obligation to see to, or to require evidence of the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental to this Indenture in any jurisdiction.

12.14	Authority to Carry on Business

The Trustee represents to the Corporation that at the date of execution and delivery by it of this Indenture it is authorized to carry on the business of a trust company in each of the

260346\/ / 1.i7/ 0. 1./

provinces of Canada.    If the Trustee ceases to be authorized to carry on such business in any province of Canada, the validity and enforceability of this Indenture and the Debentures issued under this Indenture will not be affected in any manner whatsoever by reason only of such event, but within 90 days after ceasing to be authorized to carry on the business of a trust company in any province of Canada the Trustee either shall become so authorized or shall resign in the manner and with the effect specified in Section 12.4.

12.15	Trustee Not Liable in Respect of Depositary

The Trustee shall have no liability whatsoever for:

(a)	any aspect of the records relating to or payments made on account of beneficial ownership interests in the Debentures held by and registered in the name of a Depositary;

(b)	maintaining, supervising or reviewing any records relating to such beneficial ownership interests; or

(c)
any advice or representation made or given by or with respect to a Depositary and made or given herein with respect to rules of such Depositary or any action to be taken by a Depositary or at the direction of a participant of a Depositary.

12.16	Trustee Appointed Attorney

The Corporation hereby irrevocably appoints the Trustee to be the attorney of the Corporation in the name and on behalf of the Corporation to execute any documents and to do any acts and things which the Corporation ought to execute and do, and has not executed or done, under the covenants and provisions contained in this Indenture and genera l l y to use the name of the Corporation in the exercise of al l or any of the powers hereby conferred on the Trustee, with fu11 powers of substitution and revocation.

12.17	Acceptance of Trusts

The Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions set fo1ih in this Indenture and in trust for the Debentureholders from time to time, subject to the terms and conditions of this Indenture.

12.18	Corpora te Trustee Required; Eligibility; Conflicting Interests

Any Trustee hereunder shall have a combined capital and surplus of at least $50,000,000. If such trust company, corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of federal, provincial, state or territorial supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. I f, at any time, the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

c60J46111!.P111. 1·

12.19	Third Party Interests

Each party to this Indenture hereby represents to the Trustee that any account to be opened by, or interest to be held by, the Trustee in connection with this Indenture, for or to the cred it of such party, is not intended to be used by or on behalf of any third party.

12.20	Anti-Money Laundering Legislation

The Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Trustee, in its sole judgment, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on I 0 days written notice to the Corporation, provided that (i) the Trustee's written notice shall describe the circumstances of such non-compliance; and (ii) if such circumstances are rectified to the Trustee's satisfaction within such I 0-day period, then such resignation shall not be effective.

12.21	Privacy Law

The parties acknowledge that federal and/or provincial legislation that addresses the protection of individuals' personal information (collectively, "Privacy Laws") applies to obligations and activities under this Indenture. Despite any other provision of this Indenture, neither party shall take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Corporation shall, prior to transferring or causing to be transferred personal information to the Trustee, obtain and retain required consents of the relevant individual s to the collection, use and disclosure of their persona l information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Trustee shall use commercially reasonable efforts to ensure that its services hereunder com ply with Privacy Laws. Specifically, the Trustee agrees: (a) to have a designated chief privacy officer; (b) to maintain policies and procedures to protect persona l information and to receive and respond to any privacy complaint or inquiry; (c) to use persona l information solely for the purposes of providing its services under or ancillary to this Indenture and not to use it for any other purpose except with the consent of or direct ion from the Corporation or the individual involved; (d) not to sell or otherwise improperly disclose personal information to any third party; and (e) to employ administrative, physical and technological safeguards to reasonably secure and protect persona l information against loss, theft, or unauthorized access, use or modification.

ARTICLE 13
SUPPLEMENTAL INDENTURES

13.1	Supplemental Indentures

From time to time the Trustee and, when authorized by a resolution of its Directors, the Corporation may, and they shall when required by this Indenture, execute, acknowledge and

260346\/ / J.i7 J IJ. 14

deliver by their proper officers Supplemental Indentures, which thereafter shall form part of this Indenture, for any one or more of the following purposes:

(a)
adding l imitations or restrictions to be observed upon the amount or issue of Debentures hereunder, provided that such l imitations or restrictions shall not be prejudicial to the interests of the Debentureholders;

(b)	adding to the covenants of the Corporation herein contained for the protection of the Debentureholders or providing for alternative or additional Events of Default to those herein specified ;

(c)
making such provision not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications i n the form of the Debentures which do not affect the substance thereof and which it may be expedient to make, provided that such provisions and modifications will not be prejudicial to the interests of the Debentureholders;

(d)	providing for the issue, as permitted hereby, of Debentures of any one or more Series;

(e)
evidencing the succession, or successive successions, of successors to the Corporation and the covenants of and obligations assumed by any such successor in accordance with the provisions of this Indenture;

(f)    giving effect to any Extraordinary Resolution or Ordinary Resolution; and

(g)    for any other purpose not inconsistent with the terms of this Indenture.

The Trustee may also, without the consent or concurrence of the Debentureholders, by Supplemental Indenture or otherwise, concur with the Corporation in making any changes or corrections in this Indenture which it shall have been advised by Counsel are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provision or clerical omission or mistake or manifest error contained herein or in any Supplemental Indenture, provided that the rights of the Debentureholders are in no way prejudiced thereby.

13.2	Effect of Supplemental Indentures

Upon the execution of any Supplemental Indenture, this Indenture shall be modified in accordance therewith, such Supplemental Indenture shall form a part of this Indenture for all purposes, and every holder of Debentures shall be bound thereby. Any Supplemental Indenture may contain terms which add to, modify or negate any of the terms contained in this Indenture, and to the extent that there is any difference between the terms of this Indenture and the terms contained in a Supplemental Indenture, the terms contained in the Supplemental Indenture shall be applicable to the Debentures to which such Supplemental Indenture relates and the corresponding terms contained in this Indenture shall not be applicable unless otherwise indicated in such Supplemental Indenture.

260146\/ I 257111.14

    ARTICLE 14
EVIDENCE OF RIGHTS OF DEBENTUREHOLDERS

14.1    Evidence of Rights of Debentureholders

Any instrument which this Indenture may require or perm it to be signed or executed by the Debentureholders may be in any number of concurrent instruments of similar tenor and may be signed or executed by such Debentureholders in person or by attorney duly appointed in writing. Proof of the execution of any such instrument, or of a writing appointing an y such attorney or (subject to the provisions of Section 10.9 with regard to voting at meetings of Debentureholders) of the holding by any Person of Debentures shall be sufficient for any purpose of this Indenture if the fact and date of the execution by any Person of such instrument or writing are proved by the certificate of any notary public or other officer authorized to take acknowledgments of deeds to be recorded at the place at which such certificate is made, that the Person signing such request or other instrument or writing acknowledged to hi m the execution thereof, or by an affidavit of a witness of such execution, or in any other manner which the Trustee may consider adequate.

The Trustee may, nevertheless, in its discretion, require further proof when it deems further proof desirable or may accept such other proof as it shall consider proper.

The ownership of Debentures shall be proved by the Registers as herein provided.
ARTICLE 15
EXECUTION AND FORMAL DATE

15.1	Counterpart Execution

This Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.

15.2	Formal Date

For the purpose of convenience, this Indenture may be referred to as bearing formal date of May 23, 2008, irrespective of the actual date of execution hereof.

2603-t6\/ / !.'i7/ IJ. 14

CANADIAN PACIFIC RAILWAY COMPANY
By: /s/ F.J. Green
Name:
Title:

By: /s/ M. Lambert
Name:
Title:

COMPUTERSHARE TRUST COMPANY OF CANADA

By:
Name:
Title:

By:
Name:
Title:

l-16\JIJS111J.1•:

IN W ITNESS WHEREOF the parties hereto have executed this Indenture under their respective corporate seals and the hands of their proper officers in that behalf.

CANADIAN PACIFIC RAILWAY COMPANY

By:
Name:
Title:
By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY OF CANADA

By:     /s/ Karen Biscope
Name:    Karen Biscope
Title:    Manager, Corporate Trust

By:     /s/ Laura Leong
Name:    Laura Leong
Title:    Professional, Corporate Trust

SCHEDULE A

The following is the English language text of the form of the Debentures, the form of the certificate of the Trustee and the form of the registration panel.

(FORM OF DEBENTURES)

No.    $

CANADIAN PACIFIC RAILWAY COMPANY
(Incorporated under the laws of Canada) DEBENTURE
Issue Date Maturity Date
Interest Rate Per Annum Interest Payment Dates
Initial Interest Payment Date Principal Amount
Canadian Pacific Railway Company (the "Corporation") for value received here by promises to pay to the registered holder hereof on the Maturity Date, or on such earlier date as the Principal Amount may become due in accordance with the provisions of the Trust Indenture (as defined below), on presentation and surrender of this Debenture at any of the places specified in the Trust Indenture, the Principal Amount in lawful money of Canada and to pay interest on the Principal Amount at the Interest Rate Per Annum from the later of the Issue Date and the last Interest Payment Date on which interest has been paid or made available for payment on this Debenture in like money half-yearly in arrears on the Interest Payment Dates in each year, the first such payment to be payable on the Initial Interest Payment Date, and if the Corporation at any time defaults in the payment of any principal or interest, to pay interest on the amount in default at the same rate, in like money and half-yearly in arrears on the same dates. Prior to each Interest Payment Date, the Corporation (except in case of payment at maturity or on redemption at which time payment of interest will be made only upon surrender of this Debenture) shall mail to the registered address of the registered holder of this Debenture in the register, or in the case of joint holders to the registered address of the joint holder first named in the register, in each case, as at the close of business on the fifth Business Day prior to the applicable Interest Payment Date, a cheque for the interest, less any tax required by law to be deducted or withheld , payable to the order of such holder or holders and negotiable at pa r at any of the branches a t which interest on this Debenture is payable. The mailing of such cheque shall satisfy and discharge the liability for interest upon this Debenture to the extent of the sum represented thereby (plus the amount of any tax deducted or withheld) unless such cheque is not paid on presentation.

260346\/ / :!57 /IJ.1•./

This Debenture is one of a series of the Debentures of the Corporation issued and to be issued under a trust indenture (the "Trust Indenture") dated as of May 23, 2008, made between the Corporation and Computershare Trust Company of Canada (the "Trustee"), as trustee. The Trust Indenture specifies the terms and conditions upon which the Debentures are issued or may be issued and held and the rights of the holders of the Debentures, the Corporation and the Trustee, all of which are incorporated by reference in this Debenture and to all of which the holder of this Debenture, by acceptance hereof, agrees.

The Debentures may be issued in one or more series and without limitation as to aggregate principal amount, but only upon the terms and subject to the restrictions set out in the Trust Indenture.

At any time when the Corporation is not in default under the Trust Indenture, the Corporation shall be entitled to purchase Debentures in the open market or by tender or by private contract at any price. Debentures purchased by the Corporation will be cancel led and may not be reissued.

I n case an Event of Default, as defined in the Trust Indenture; has occurred with respect to the Debentures, the principal and interest on the Debentures then outstanding may be declared due and payable upon the conditions and in the manner and with the effect provided in the Trust Indenture.

The Trust Indenture contains provisions for the holding of meetings of Debentureholders and rendering resolutions passed at such meetings, and instruments in writing signed by the holders of a specified majority of the Debentures or one or more series of Debentures outstanding binding on all Debentureholders or holders of a series of Debentures, subject to the provisions of the Trust Indenture.

This Debenture has not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold to a U.S. person or persor1 within the United States except pursuant to registration under the U.S. Securities Act of 1933 or an exemption therefrom.

This Debenture may be transferred only upon compliance with the conditions prescribed in the Trust Indenture on one of the registers kept at the principal offices of the Trustee in the city of Calgary and at such other place or places, if any, and by such other registrar or registrars, if any, as the Corporation may designate, by the registered holder hereof or the holder's legal representative or attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee, and upon compliance with such reasonable requirements as the Trustee or other registrar may prescribe, and such transfer shall be duly noted hereon by the Trustee or other registrar.

The Debentures will become void unless presented for payment within a period of six years from the (i) Maturity Date or final Redemption Date or (ii) if the full amount of the money payable on such date has not been received by the Trustee on or prior to such due date, the date on which the full amount of such money having been so received, notice to that effect has been given to the Debentureholders in accordance with the Trust Indenture.

260346\/ / 2.i7 I IJ. 1•4

The Trust Indenture and this Debenture are governed by and shall be construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

This Debenture shall not become obligatory for any purpose until it shall have been certified by the Trustee under the Trust Indenture.

IN W ITNESS    WHEREOF    Canadian Pacific    Railway Company has caused    this Debenture to be signed by two of its authorized officers.

CANADI AN PACIFIC RAILWA Y COMPANY

Authorized Officer

Authorized Officer

2603-16\/ 11.i 7/fl. ,.4

(FORM OF TRUSTEE'S CERTIFICATE)

TRUSTEE’S CERTIFICATE

This Debenture is one of the Debentures referred to in the Trust Indenture referred to above.

COMPUTERSHA RE TRUST COMP ANY OF CANADA
Trustee

By:
Certifying Officer (FORM OF REGISTRATION PANEL)
(NO WRITING HEREON EXCEPT BY THE TRUSTEE OR OTH ER REGISTRA R)

DATE OF REGISTRY	IN WHOSE NAME REGISTERED	SIGNATURE OF TRUSTEE OF OTHER REGISTRAR

    TRANSFER FORM

FOR VALUE RECEIVED the undersigned sells, assigns and transfers unto

the within Debenture registered m the name of the undersigned    and hereby irrevocably constitutes and appoints ---------------------------

the attorney of the undersigned to transfer the said Debenture on the register of transfers of the Debentures with full power of substitution hereunder.

The signature below must be guaranteed by a Canadian chartered bank or a major Canadian trust company or by a medallion signature guarantee from a member of a recognized signature medallion guarantee program.

Dated:

Na me of Transferor    Authorized Signature

Na me of Transferor    Authorized Signature
Address of Transferee:
(Street Address, City, Province and Postal Code)

Facsimile Number of Transferee: